                                                                    EXHIBIT 10.1

                                 EXTENDED-STAY
                        MANAGEMENT ASSISTANCE AGREEMENT
                        -------------------------------

     This Extended-Stay Management Assistance Agreement (this "Agreement") is
                                                               ---------
entered into as of August 26, 1996, between EXTENDED STAY LIMITED PARTNERSHIP, a Delaware limited partnership ("Owner"), and WYNDHAM MANAGEMENT CORPORATION, a
                               -----
Delaware corporation ("Manager").
                       -------


                                    RECITALS
                                    --------

     Owner intends to acquire and develop mid-priced, extended-stay lodging facilities ("Hotels") and has requested that Manager enter into certain
             ------
agreements regarding the provision of services in connection therewith. Manager desires to manage the Hotels and provide the other services set forth herein.


                                   AGREEMENTS
                                   ----------

     For valuable consideration, whose receipt and sufficiency are acknowledged, the parties agree as follows:

     1  Term.  The term of this Agreement (the "Term") shall begin on the date
        ----                                    ----
hereof and continue through the earlier of December 31, 1998, or the date on which a Management Agreement (defined below) is executed by Owner and Manager for the 60th Hotel pursuant to the terms hereof; however, if (a) Owner sells all or substantially all of its assets to a person that is not an Affiliate (defined below) of Owner or (b) if a person (which is not an Affiliate of the persons currently owning the beneficial interests in Owner) acquires control of Owner, directly or indirectly through one or more intermediaries, then either Owner or Manager may terminate this Agreement by delivering at least 60-days' prior written notice thereof to the other party. "Affiliate" means another person
                                             ---------
that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person in question. The term "control" means the possession, direct or indirect, of power to direct or cause
 -------
the direction of the management policies of a person, whether through the ownership of voting securities or otherwise and shall in any event include ownership or power to vote 50% or more of the outstanding equity interests of such person, but shall not include, in and of itself, changes in the members of the board of directors of a person that is a corporation. The term "person"
                                                                     ------
means a person or entity. The extended-stay facility located in Grand Prairie, Texas and currently operated under the name "Studio Suites" shall be a Hotel for which a Management Agreement has been entered.

     2  Technical Services.  Manager shall assist Owner in developing interior
        ------------------
and exterior design concepts and detailed purchasing specifications for Owner's prototype Hotel. Owner and Manager acknowledge the services described in the previous sentence regarding exterior design have been performed. For such services, Owner shall pay Manager $25,000 in five installments of $5,000 each, with one installment being due upon the execution of each of the first five Management Agreements (defined below). If Owner desires Manager's services in connection with a material change in the interior or exterior design or purchasing specifications for its Hotel, then Owner and Manager shall enter into a technical services agreement, in form and substance reasonably satisfactory to each party, for such services.

     3  Management.  If, during the Term, Owner or an Affiliate thereof acquires
        ----------
a Hotel or acquires land for the construction of a Hotel, then, subject to the following sentences, Owner and Manager shall enter into a ten-year Management Agreement for the Hotel in question, whose form is attached as Exhibit A (the
                                                               ---------
"Management Agreement"); however, the Management Agreements for the five hotels
---------------------
owned by VPS I, Ltd. shall not provide for any termination fee in connection with the termination thereof and shall provide such incentive fee as Owner and Manager may agree upon. Manager shall not be required to enter into a Management Agreement for a Hotel if Manager reasonably determines in good faith that its management of that Hotel could reasonably be expected to (a) subject Manager to any material liability that is not typically incurred in the hotel management business or (b) cause Manager to violate any law, court order, or presently existing contractual obligations or restrictions. If Manager makes such determination, then it shall so advise Owner within ten business days after Manager receives (1) notice from Owner of Owner's intention to acquire the Hotel or site in question and (2) all relevant information necessary to make such determination. If Owner intends to acquire a site or Hotel that is located outside of the Protected States (defined below) and Manager has a then-existing business relationship with a lodging facility ("Existing Competing Project")
                                                --------------------------
which would be a Competing Extended-Stay Project (based upon the stabilized pro forma average weekly rates for the Hotel to be acquired or developed by Owner) but for its location outside of the Protected States, then Owner shall notify Manager of its pending acquisition and Manager shall within 30 days following the receipt of such notice from Owner, notify Owner that Manager will (A) terminate its business relationship with the Existing Competing Project prior to the scheduled opening date of the Hotel in question or (B) decline management of the Hotel in question. If Manager determines not to manage a Hotel pursuant to the previous two sentences, then Owner may self-manage or engage any other party to manage such Hotel without payment of any fee to Manager of any kind.

     4  Marketing Service.  Upon Owner's request, Manager shall perform the
        -----------------
following services: (a) provide Owner with marketing research for locations designated by Owner and assist Owner in determining the suitability of the acquisition or development of Hotel sites; and (b) promote Hotels which are subject to Management Agreements through national and local marketing programs consisting of advertising, promotion, publicity and public relations designed to attract guests to Hotels, as provided in each individual Management Agreement. Owner and

Manager shall enter into a MIS service agreement under which Manager shall assist Owner in developing a property management system and related software for Hotel operations, which shall be in form and substance reasonably satisfactory to Owner and Manager.

     5  Purchasing Assistance.  Owner and Manager shall enter a purchase
        ---------------------
agreement under which Owner shall use Manager's purchasing procurement department to acquire furniture, fixtures, and equipment and operating supplies to be used in the Hotels (collectively, "Operating Equipment"). Such agreement
                                         -------------------
shall be in form and substance reasonably satisfactory to Owner and Manager and shall provide, among other things, the following: Owner shall pay Manager a commission equal to 5% of the aggregate purchase price of all items acquired under such agreement; Owner may terminate the agreement at any time by delivering to Manager at least 90-days' prior written notice thereof, provided that Owner either (a) reimburses to Manager the amount of penalties or lost discounts under then-pending volume-discount contracts entered into with Owner's prior written approval, but only to the extent such lost discounts or penalties were caused by such termination and are not related to items or quantities that reasonably can be used at other properties managed or operated by Manager; and such reimbursement shall be made within ten days after Manager delivers to Owner evidence reasonably satisfactory to Owner evidencing such lost discounts or penalties; or (b) allows Manager to continue purchasing the Operating Equipment that is the subject of such volume-discount contract for the then-remaining term of such volume-discount contract.

     6  Non-Competition.
        ---------------

        (a) Definitions. When used in this Section 6, the following terms shall have the following meanings:

          "Competing Extended-Stay Project" means a lodging facility in any of
           -------------------------------
the Protected States whose primary business is the leasing or providing of hotel rooms to guests for average stays of one week or more for a price that is within 20% of (1) the stabilized proforma average weekly rates for Hotels planned or under construction in the applicable market of the Protected State in question or (2) if a Hotel has been completed in such market, the average weekly rates for completed Hotels operating in the applicable market of the Protected State.

          "Portfolio Project" means a Competing Extended-Stay Project acquired
           -----------------
in connection with (1) the direct or indirect acquisition of a controlling interest in another person which owns or manages hotel facilities which include Competing Extended-Stay Projects or (2) the direct or indirect acquisition in a single transaction of a controlling interest in hotel facilities which include Competing Extended-Stay Projects (a "Portfolio Transaction").
                                     ---------------------

          "Protected State" means (1) each of the States described on Exhibit B
           ---------------                                            ---------
and (2) other states in the 48 continental United States in which a Hotel exists for which Owner and Manager have actually entered into a Management Agreement.

          "Restricted Radius" means the area in which Manager is prohibited from
           -----------------
competing against Owner in the extended-stay lodging business under a Management Agreement, subject to the terms and conditions set forth therein.

          (b) Manager shall not, directly or indirectly, through one or more intermediaries, and shall cause its Affiliates not to, construct, own, operate or manage any Competing Extended-Stay Project during the Term, except as provided below. If Manager acquires a Portfolio Project, in a Protected State, then Manager may continue to own, operate or manage the Portfolio Project unless it is within a Restricted Radius, in which case, Manager shall either (1) terminate its business relationship with the Portfolio Project within the Restricted Radius or (2) terminate the Management Agreement for the Hotel in the Restricted Radius (in which case, no termination fee shall be payable in connection therewith). Such election shall be made by Manager within 30 days after the Portfolio Transaction in question occurs and any termination shall be effective no earlier than 45 nor later than 90 days after such election. If Manager elects to terminate the Management Agreement for the Hotel in the Restricted Radius, Owner may elect to keep such Management Agreement in effect by delivering to Manager written notice thereof, in which case Manager shall continue to manage such Hotel and may own, operate, or manage the Portfolio Project in the Restricted Radius. From time to time, Owner and Manager, may, by mutual agreement, add additional Protected States or delete states as Protected States to this Agreement by signing and attaching a new Exhibit B hereto
                                                        ---------
including such State as a Protected State. This non-competition provision is a material inducement to the execution of this Agreement by Owner, and is consideration therefor. Manager acknowledges and stipulates that the non-competition provisions of this Section are reasonable in light of Owner's agreement to allow Manager to manage Hotels and Owner's intended expansion plans for developing Hotels during the Term. In addition to all of the other rights and remedies therefor, each of Manager and Owner shall be entitled to injunctive relief if either party violates the terms of this Agreement.

       7  Severability.  If any provision hereof is found to be invalid or
          ------------
unenforceable, all the other provisions shall remain in full force and effect to the maximum extent permitted by law and such invalid or unenforceable provisions shall be interpreted and deemed to be modified so as to give effect to the intent and purpose thereof to the fullest extent permitted by law.

       8  Notices.  All notices provided or permitted to be given under this
          -------
Agreement must be in writing and may be served by depositing the notice in the United States Mail addressed to the party to be notified, postage prepaid, registered or certified with return receipt requested; by delivering the notice in person to such party or by overnight courier service; or by facsimile transmission. Notice given in accordance herewith shall be effective when delivered to the address of the addressee. The address for notices for each party hereto is set forth under its signature to this

Agreement. Any party may change its address for notice by giving three-days' prior written notice thereof to the other parties.

     9  Binding Effect; Governing Law.  This Agreement shall be binding on Owner
        -----------------------------
and Manager and their respective successors and assigns. Except as provided below, neither Owner nor Manager may assign its rights or delegate its obligations hereunder without the prior written consent of the other, which may be withheld or granted in its sole discretion. Owner may, without Manager's consent, assign all of its rights and obligations hereunder to Homegate Hospitality, Inc. ("Homegate") in a merger in which Owner merges with Homegate
                    --------
in connection with an initial public offering of the common stock of Homegate, in which case, Owner shall be relieved of all obligations and liabilities hereunder. Manager may, without Owner's consent, assign its interest in this Agreement to any Affiliate of Manager having full right, power and authority to provide to Owner all services and organizational expertise (including applicable trademarks, service marks and marketing services) which Manager is required to provide hereunder, provided that all then-existing Management Agreements are assigned to such Affiliate or (b) any assignee which also acquires all, or substantially all, of the assets of Manager (including all then-existing Management Agreements) and assumes its obligation, provided such assignee is financially responsible and capable of performing the duties of manager hereunder. This Agreement shall be governed by Texas law.

    10 Grant of Right of First Refusal. As an inducement to Manager to enter into this Agreement, Owner hereby agrees to cause Wyndham Hotel Corporation to be granted, prior to or concurrently with the closing of any initial public offering of equity securities of Homegate, a right of first refusal to acquire the equity interest in Homegate then or thereafter beneficially held by CRI/ESH Partners, L.P., Harlan Crow or any affiliate of either of them or of Crow Family, Inc. (for purposes hereof, such affiliates are not to include Homegate, JMI/Greystar Extended Stay Partners, L.P., or JMI/Greystar Extended Stay Partners, L.P.'s affiliates). Such right of first refusal shall be exercisable from and after such time as the securities covered thereby are registered for sale pursuant to the Securities Act of 1933, as amended, or otherwise are eligible for sale on the open market, and such right of first refusal otherwise shall be on such terms as Wyndham Hotel Corporation and such parties may agree.

     Executed as of the date first written above.

                                 EXTENDED STAY LIMITED PARTNERSHIP, a Delaware limited partnership
                                 By:   ESH Partners, L.P., a Texas limited
                                       partnership and its general partner
                                       By:   Crow Family, Inc.



                                            By:
                                            Name:
                                            Its:
                                            Address:

                                WYNDHAM MANAGEMENT CORPORATION


                                By:_
                                Name:_
                                Title:_
                                Address:



                                    CONSENT
                                    -------

     This undersigned hereby consents to and agrees to be bound by the terms of
Section 6 hereof.


                                        WYNDHAM HOTEL CORPORATION



                                        By:_
                                        Name:_
                                        Title:_

                                   EXHIBIT B
                                   ---------


                             THE PROTECTED STATES


Alabama                               Mississippi
Arizona                               Missouri
Arkansas                              Nevada
California                            New Mexico
Colorado                              North Carolina
Florida                               Ohio
Georgia                               Oklahoma
Illinois                              Oregon
Indiana                               South Carolina
Iowa                                  Tennessee
Kansas                                Texas
Louisiana                             Utah
Minnesota                             Virginia
                                      Washington

Standard Form
Extended Stay Program




                              ____________________

                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of _____________, 199__ by and between EXTENDED STAY LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is ____________________________ ___________________ (the "Owner") and WYNDHAM MANAGEMENT CORPORATION, a Delaware corporation, whose address is 2001 Bryan Tower, 2001 Bryan Street, Suite 2300, Dallas, Texas 75201 (the "Manager").

RECITALS:
--------

     Owner owns _________________________ title to the Site (hereinafter defined) and all improvements now situated thereon.

     Owner desires to retain Manager's services in managing and operating the hotel situated on the Site and Manager is willing to provide such services, all upon the terms and conditions set forth in this Agreement. For and in consideration of the premises and of the mutual covenants and agreements set forth herein, Owner and Manager agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1  Defined Terms.  Certain terms in this Agreement have been
     -----------  -------------
given specially defined meanings. The defined terms may be used in the singular or plural or in varying tenses or forms, but such variations shall not affect their defined meaning so long as they are written with initial capital letters.

     Section 1.2  Definitions.  As used herein, the following terms shall have
     -----------  -----------
the respective meanings indicated:

     Adjusted Owner's Yield on Cost for any period shall mean (i) if Owner's
     ------------------------------
Yield on Cost for such period is less than (13%), the Owner's Yield on Cost for such period; (ii) if Owner's Yield on Cost for any period equals or exceeds thirteen percent (13%) but is less than sixteen percent (16%), a fraction, expressed as a percentage, the numerator of which shall be the amount determined by subtracting from Operating Cash Flow for such period an amount equal to one percent (1%) of Gross Revenues for such period, and the denominator of which shall be the average Owner's Cost for such period; and (iii) if Owner's Yield on Cost for any period equals or exceeds sixteen percent (16%),

Management Agreement

a fraction, expressed as a percentage, the numerator of which shall be the amount determined by subtracting from Operating Cash Flow for such period an amount equal to two percent (2%) of Gross Revenues for such period, and the denominator of which shall be the sum of the average Owner's Cost for such period. In the case of any period of less than twelve (12) calendar months, the result of the calculation pursuant to the preceding sentence shall be adjusted to an annualized percentage based on a full calendar year. The following table illustrates the foregoing provisions:

     Owner's Yield on Cost    Adjusted Owner's Yield on
     for applicable period*    Cost for applicable period*
     ----------------------    ---------------------------

     Less than 13%      Owner's Yield on Cost (i.e.,
                        no adjustment)

     13% or greater      (Operating Cash Flow for
     but less than 16%      such period minus 1%
                              of Gross Revenues
                              for such period)
                          ------------------------
                            Average Owner's Cost for
                              such period

     16% or greater      (Operating Cash Flow for
                          such period minus 2%
                          of Gross Revenues
                          for such period)
                          ------------------------
                          Average Owner's Cost for
                           such period

_________________

     * To be annualized in respect of any period of less than twelve (12) calendar months.

     Affiliate shall mean any person or entity that directly or indirectly
     ---------
through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity interests of such other person.

Management Agreement

Notwithstanding the foregoing, for purposes of this Agreement, Owner and Manager in any event shall not be "Affiliates" of one another.

     Annual Plan shall mean an annual plan for the operation of the Project
     -----------
prepared by the Manager and approved by Owner in accordance with Section 6.1,
                                                                 -----------
consisting of the Operating Budget, Capital Improvements Budget and FF&E Budget and a description or narrative which shall reasonably describe the methods to be employed and the strategies to be adopted in order to achieve the results set forth in such Budgets.

     Average Monthly Management Fee shall mean (a) after this Agreement has been
     ------------------------------
in effect for a period of at least twelve (12) calendar months following the Opening Date, one-twelfth (1/12) of the total Management Fees for the twelve
(12) full calendar months immediately preceding the event requiring a determination of the Average Monthly Management Fee or (b) prior to such time as this Agreement has been in effect for twelve (12) calendar months following the Opening Date, the monthly average of the Management Fees for the number of full calendar months following the Opening Date during which this Agreement has been in effect.

     Base Fee in respect of any period shall mean an amount equal to three
     --------
percent (3%) of Gross Revenues for such period.

     Capital Improvements shall mean any and all major alterations and
     --------------------
improvements to the Hotel and all major repairs and replacements to the structural, mechanical, electrical, HVAC, plumbing or vertical transportation elements of the Hotel other than certain non-routine repairs and maintenance to the Project which are normally capitalized under generally accepted accounting principles.

     Capital Improvements Budget shall mean each annual budget prepared by the
     ---------------------------
Manager and approved by Owner as part of the Annual Plan, reflecting the estimated costs for all Capital Improvements which in the reasonable opinion of Manager are necessary to keep and maintain the Project during the applicable Operating Year in good condition and in keeping with the Operating Standards.

     Capital Transaction shall mean any sale, transfer or other disposition for
     -------------------
value or any refinancing of all or any substantial part of the Project.

     Competing Extended-Stay Project shall mean a lodging facility that is
     -------------------------------
similar in operation to the Hotel and whose primary business is the leasing or providing of hotel rooms to guests for

Management Agreement

average stays of one week or more for a price that is within twenty percent (20%) of the average weekly rate for the Hotel.

     Condemnation shall mean the acquisition of all or any portion of the
     ------------
Project by any Governmental Authority having the power of condemnation or eminent domain, by compulsory acquisition, conveyance in lieu of or under threat of condemnation or like procedure.

     Cumulative CPI Percentage, as of any adjustment date for the amounts
     -------------------------
referred to in Section 7.5, shall mean a fraction (expressed as a percentage),
               -----------
the numerator of which is the Consumer Price Index (all items) for all Urban Consumers, All Cities (1982-84 = 100) (the "CPI Index") as of such adjustment date and the denominator of which is the CPI Index as of the end of the first Operating Year.

     Default Rate shall mean the lesser of (i) the Prime Rate plus four percent
     ------------
(4%) or (ii) the highest lawful rate permitted by applicable Legal Requirements.

     Demonstrable Negligence shall have the meaning provided therefor in Section
     -----------------------                                             -------
8.4(a).
------

     Effective Date shall mean the date on which Manager commences performing
     --------------
Preopening Services pursuant to Section 3.5 in preparation for the Opening Date.
                                -----------

     Executive Personnel shall mean the general manager and any other key
     -------------------
executive of the Project designated by Manager.

     Fair Market Share Penetration refers to the performance of the Project,
     -----------------------------
measured on the basis of revenue per available room ("REVPAR"), relative to its competition in its market area. REVPAR is defined as net room revenue (defined
                                 ------
according to the Uniform System of Accounts), divided by the number of annualized rooms available in the Project. The Project's Fair Market Share Penetration shall be the ratio of the Project REVPAR, divided by the market average REVPAR for the defined competitive set. For purposes of this Agreement, the defined competitive set shall include the Project and the following hotels:

                Hotel                                Rooms

------------------                  -------------

------------------                  -------------

Management Agreement


     --------------------           --------

     --------------------           --------


The competitive set may be redefined from time to time by mutual agreement of Owner and Manager.

     Fixed Charges shall have the meaning provided therefor in the Uniform
     -------------
System of Accounts.

     Force Majeure shall mean acts of God, war, insurrection, civil commotion,
     -------------
riots, strikes, lockouts, embargoes, shortages of labor or materials specified or reasonably necessary in connection with the construction, refurbishment, equipping, ownership or management of the Project, fire, unavoidable casualties, failure of any applicable Governmental Authority to issue required Governmental Permits and any other occurrence, event or condition (excluding financial difficulty) beyond the reasonable control of Owner or Manager, whichever shall be applicable.

     FF&E shall mean all furniture, fixtures, furnishings and specialized
     ----
equipment and systems (exclusive of Operating Equipment) necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards, including but not limited to all equipment required for the operation of kitchens, laundries, dry cleaning facilities and bars, special lighting and other equipment, signs, carpets, drapes, shades, tapestries, pictures, paintings, beds, mattresses, chairs, desks, tables, sofas, wall coverings, televisions, radios, intercoms, telephones and office equipment and machinery.

     FF&E Budget shall mean each annual budget prepared by the Manager and
     -----------
approved by Owner as part of the Annual Plan, reflecting the estimated costs and expenses for all FF&E which in the reasonable opinion of Manager are necessary or customary in order to operate the Project during the applicable Operating Year in accordance with the terms of this Agreement and the Operating Standards.

     Governmental Authority shall mean the United States of America, State of
     ----------------------
______, County of __________, City of _______________ and any political or other subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or instrumentality of any of them which now or hereafter has jurisdiction over the Owner, the Manager, any part of the Project or operation or management of the Project.

Management Agreement

     Governmental Permits shall mean all certificates, licenses and permits from
     --------------------
any Governmental Authority required to evidence full compliance by Owner or Manager with all Legal Requirements or required to evidence conformance of the Project with all Legal Requirements.

     Gross Revenues in respect of any period shall mean all revenues, receipts
     --------------
and income of Owner of every kind derived directly or indirectly during such period from all or any part of the Project, as finally determined on an accrual basis in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied, including but not limited to (i) all rentals and charges for guest rooms, suites and public rooms, including but not limited to all charges for room reservations and deposits not refunded to guests; (ii) all sales or leases of miscellaneous and sundry merchandise and services including but not limited to laundry, valet, garage, parking, telephone, telex, telecopy, check room, vault and other miscellaneous services, cover and minimum charges for guest entertainment, fees charged for the temporary use of facilities at the Project, all sales through vending machines and all other receipts from business conducted by, through or under Manager at, in, on, about or from the Project; (iii) all business interruption insurance awards received in respect of the Project; (iv) Condemnation awards for temporary use of the Project; and (v) all rentals, fees, commissions, concessions and other payments derived from lessees, licensees and concessionaires. Gross Revenues for any such period shall not include:

     (1) Excise, sales and use taxes or similar impositions collected directly from patrons or guests or included as part of the sales price of any goods or services and paid to any Governmental Authority, such as gross receipts, admission or similar equivalent taxes;

     (2) Sales and other receipts of tenants, licensees and concessionaires, except to the extent payable as rent under a lease or occupancy agreement;

     (3) Insurance proceeds (subject, however, to the inclusion of business interruption insurance awards as provided in clause (iv) above);

     (4) Condemnation awards, except as provided in clause (v) above;

     (5) Proceeds from sale or refinancing of the Project or any part thereof;

     (6) With respect to in-room video services and long distance telephone service, charges payable by guests directly to the providers of such services (but Gross Revenues shall include amounts payable to Owner by the providers of such services); and

     (7) Interest on any escrow accounts maintained in respect of the Project.

Management Agreement


     Gross Room Revenues in respect of any period shall mean all revenues
     -------------------
derived during such period, as finally determined on an accrual basis in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied, from (i) rentals and charges for guest rooms and suites ("Rooms"); (ii) all business interruption insurance awards in respect of the Rooms; and (iii) Condemnation awards for temporary use of the Rooms.

     Hazardous Materials shall mean (i) any "hazardous waste" as defined by the
     -------------------
Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.),
                                                                       -- ---
as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as
                                                               -- ---
amended from time to time, and regulations promulgated thereunder (including petroleum-based products as described therein); (iii) asbestos in any quantity or form which would subject it to regulation under any applicable environmental law; (iv) polychlorinated biphenyls; (v) any substance, the presence of which on the Project is prohibited by any Legal Requirements; (vi) underground storage tanks; and (vii) any other substance which by any Legal Requirements requires special handling in its collection, storage, treatment or disposal. In no event, however, shall the term "Hazardous Materials" include (1) chemicals routinely used in office areas or (2) janitorial supplies, cleaning fluids or chemicals necessary for the day-to-day operation or other maintenance of the Project if the disposition, handling, storage or quantity of the items described in (1) and (2) herein are at all times in compliance with all applicable Legal Requirements.

     Hazardous Materials Contamination shall mean the contamination (whether
     ---------------------------------
presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or of the Project by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Management Agreement) emanating from the Project.

     Hotel shall mean and include (i) the hotel situated on the Site, all
     -----
facilities therein and all related improvements, equipment and facilities and
(ii) all FF&E, Inventories and Operating Equipment now or hereafter placed or installed therein.

     Impositions shall mean all real estate, personal property, utility,
     -----------
business or occupation taxes that cannot be passed along to customers of the Project and other taxes (other than income and payroll), imposed by any Governmental Authority which at any time may be assessed, levied or imposed on or with respect to the Project.

Management Agreement

     Incentive Fee in respect of any period shall mean an amount equal to (i)
     -------------
three percent (3%) of Gross Revenues if the Adjusted Owner's Yield on Cost for such period equals or exceeds sixteen percent (16%), (ii) two percent (2%) of Gross Revenues if the Adjusted Owner's Yield on Cost for such period equals or exceeds thirteen percent (13%) but is less than sixteen percent (16%) or (iii) one percent (1%) of Gross Revenues if the Adjusted Owner's Yield on Cost for such period equals or exceeds ten percent (10%) but is less than thirteen percent (13%).

     Independent Auditor shall mean a national firm of independent certified
     -------------------
public accountants having hotel experience selected by Manager from time to time and approved by Owner, such approval not to be unreasonably withheld or delayed.

     Inventories shall mean all fuel, soap, light bulbs, mechanical supplies,
     -----------
cleaning supplies, stationery, paper supplies and other similar consumable and expendable items necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards.

     Legal Requirements shall mean any law, ordinance, order, rule or regulation
     ------------------
of any Governmental Authority and any requirement, term or condition contained in any restriction or restrictive covenant affecting Owner, Manager, the Project or the construction or operation of the Project.

     Management Fee in respect of any period shall mean the sum of the Base Fee
     --------------
and the Incentive Fee payable for such period.

     Marketing Services shall have the meaning provided therefor in Section 7.4.
     ------------------                                             -----------

     Mortgage shall mean any mortgage or deed of trust encumbering all or any
     --------
portion of the Project, whether now in existence or hereafter created.

     Mortgagee shall mean the mortgagee or beneficiary (whether one or more)
     ---------
under any Mortgage.

     Opening Date shall mean the date on which the Hotel is first open to the
     ------------
public for business.

     Operating Accounts shall mean one or more accounts (as Owner may elect)
     ------------------
with a bank or banks designated by Owner and approved by Manager, such approval not to be unreasonably withheld or delayed, bearing a name identifying the Project and styled Operating Account, into which all funds advanced to the Project by Owner as working capital or otherwise derived from the

Management Agreement

operation of the Project shall be deposited and from which sums shall be withdrawn in accordance with this Agreement. Unless prohibited by the terms of a Mortgage, the funds advanced by Owner for the benefit of, or derived from the operation of, the Project and deposited in such account or accounts may be commingled with funds advanced by Owner for, or derived from the operation of, other hotels that are similar in operation to the Hotel, are managed by Manager and are owned or franchised to third parties by Owner.

     Operating Budget shall mean an annual budget prepared by the Manager and
     ----------------
approved by Owner as part of the Annual Plan, reflecting in reasonable detail the projected or estimated revenues and expenses in respect of the Project for the applicable Operating Year.

     Operating Cash Flow in respect of any period shall mean the amount by which
     -------------------
gross cash receipts from Project operations for such period (excluding proceeds of any Capital Transaction or any sale of Operating Equipment, FF&E or Inventories) exceed the aggregate of, without duplication, (a) all operating costs and expenses of the Project paid in cash during such period, including amounts (other than the Incentive Fee) payable to Manager pursuant to this Agreement, (b) Owner's administrative and other partnership expenses provided for in the Annual Plan paid during such period, (c) Fixed Charges (other than the Incentive Fee and interest or principal payments on Mortgage or other indebtedness) paid during such period, (d) amounts added during such period to the Reserve, to any reserve required by a Mortgagee, including a reserve for taxes or insurance, or to any other reserve deemed reasonably necessary by Owner and Manager and (e) expenditures during such period for FF&E and Regular Capital Improvements to the extent not funded out of the Reserve or any other reserve required by a Mortgagee, but funded from operations. The proceeds from the elimination or reduction of any such reserve shall be added to Operating Cash Flow for the period during which such elimination or reduction occurs. There shall not be deducted in computing Operating Cash Flow depreciation, amortization or any other non-cash charge.

     Operating Equipment shall mean all blankets, linens, uniforms, silver,
     -------------------
china, glassware, crockery, kitchen utensils, cleaning equipment or any other similar items necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards.

     Operating Standards shall mean the operation of the Project in a manner
     -------------------
consistent with (i) the condition of the Project as of the Opening Date (or, after the completion of any renovation specifically contemplated by this Agreement, the condition of the Project as of the date of completion of such renovation) and the condition and level of operation of extended stay hotels of comparable class and standing to the Project, (ii) then current market conditions regarding rental rates and lease terms and conditions with respect to extended stay hotels of comparable class and

Management Agreement

standing to the Project, and (iii) then current prudent business and management practices applicable to the leasing, operation, repair, maintenance and management of a hotel comparable in size, character and location to the Project, including those concerning compliance with applicable Legal Requirements.

     Operating Year shall mean each twelve (12) month period during the Term
     --------------
commencing on January 1 and ending on December 31, except that the first Operating Year shall be that period commencing on the Opening Date and ending on the next succeeding December 31. In the event that this Agreement shall terminate on a date other than December 31, the last Operating Year hereunder shall end on the date of termination.

     Owner's Cost, as of any date, shall mean an amount equal to the sum of,
     ------------
without duplication, (a) the purchase price for the acquisition of the Site by Owner and other direct costs and expenses incurred by Owner in connection with the acquisition of the Site and any improvements thereon, (b) the direct costs and expenses incurred by Owner in connection with, if applicable, the design and construction or, if applicable, the initial refurbishment and renovation of the Hotel on the Site, (c) amounts expended by Owner through such date to fund (i) pre-opening expenses and operating working capital in respect of the Project and
(ii) any reserve required by a Mortgagee and any other reserve reasonably deemed necessary by Owner, (d) the cost of Special Capital Improvements and (e) the cost of Regular Capital Improvements and additions to FF&E in excess of those funded out of the Reserve or any other reserve required by a Mortgagee or directly from operations. Owner's Cost shall include contributions made to fund interest payments on Mortgage indebtedness until the earlier of the date that
(i) is six (6) months after the Opening Date or (ii) the Project first achieves occupancy of eighty percent (80%) of guest rooms. To the extent the Project consists of one or more significant assets in addition to the Hotel, and the Hotel or one of such other assets is sold, Owner's Cost shall be reduced by the net sales proceeds (after deducting all closing costs) reasonably allocable to the asset that is sold. In the event that the Project is transferred or sold to a party other than an Affiliate of Owner and this Agreement is not terminated in connection therewith as herein provided, the portion of the Owner's Cost described in clauses (a) and (b) shall thereafter be fixed at the amount thereof as it existed immediately prior to such transfer or sale.

     Owner's Yield on Cost, for any period, shall mean a fraction, expressed as
     ---------------------
a percentage, the numerator of which shall be the Operating Cash Flow for such period and the denominator of which shall be the average Owner's Cost for such period. In the case of any period of less than twelve (12) calendar months, the result of the calculation pursuant to the preceding sentence shall be adjusted to an annualized percentage based on a full calendar year.

Management Agreement

     Portfolio Transaction  shall mean Manager's or its Affiliate's direct or
     ---------------------
indirect acquisition (i) of a controlling interest in another person which owns or manages hotel facilities which include Competing Extended-Stay Projects or
(ii) in a single transaction of a controlling interest in hotel facilities which include Competing Extended-Stay Projects.

     Preopening Budget shall have the meaning provided therefor in Section 3.5.
     -----------------                                             -----------

     Preopening Period shall have the meaning provided therefor in Section 3.5.
     -----------------                                             -----------

     Preopening Services shall have the meaning provided therefor in Section
     -------------------                                             -------
3.5.

     Prime Rate shall mean the rate that is announced from time to time by
     ----------
Citibank, N.A. as its "prime", "base" or similar reference rate of interest for commercial loans.

     Project shall mean the Hotel and the Site.
     -------

     Regular Capital Improvements shall mean all Capital Improvements other than
     ----------------------------
Special Capital Improvements (but such term shall not include the initial construction of the Hotel on the Site).

     Reimbursable Expenses shall mean all travel, lodging, entertainment,
     ---------------------
telephone, telecopy, postage, courier, delivery, employee training and other expenses incurred by Manager which are directly related to its performance of this Agreement, other than those incurred in connection with the performance of Marketing Services and any national sales office services provided by Manager. The Reimbursable Expenses projected for each Operating Year shall be expressly set forth in the Annual Plan. Reimbursable Expenses shall not include any of Manager's corporate office overhead expenses, except as may otherwise be approved in the Annual Plan.

     Reserve shall mean the reserve established pursuant to Section 5.2(b) of
     -------                                                --------------
this Agreement to be deposited in one or more accounts with a bank or banks designated by Owner and approved by Manager, (such approval not to be unreasonably withheld or delayed), or with a bank or banks designated by any Mortgagee, and in either case such account shall bear the name of the Project and styled "Repairs and Replacement Account." Unless prohibited by the terms of a Mortgage, the funds deposited in the Repairs and Replacement Account may be commingled with funds advanced for similar purposes for the benefit of other hotels that are similar in operation to the Hotel, are managed by Manager and are owned or franchised to third parties by Owner.

Management Agreement

     Restoration shall mean the repairing, rebuilding and replacing of the Hotel
     -----------
upon the destruction or damage of the Project or any part thereof or upon the taking of the Project or any part thereof by Condemnation to a value, condition and character substantially the same as (in the case of damage or destruction) or as near as possible to (in the event of Condemnation) the value, condition and character of the Project immediately prior to such damage, destruction or Condemnation.

     Securities Act shall mean the Securities Act of 1933, as amended, or any
     --------------
successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or successor agency) thereunder, all as the same shall be in effect at the applicable time.

     Site shall mean that certain tract of land located in the State of _____,
     ----
County of _______, City of _____________, more particularly described in Exhibit A to this Agreement.
------- -

     Special Capital Improvements shall mean Capital Improvements made in
     ----------------------------
connection with a major addition to, or expansion or renovation of, the Project (but such term shall not include the initial construction of the Hotel on the Site).

     Term shall mean that period commencing on the Effective Date and continuing
     ----
through and including the tenth anniversary of the Opening Date, unless this Agreement shall be sooner terminated or extended as herein provided, in which case the word "Term" shall mean such lesser or extended period of time.

     Termination Fee, in respect of any termination of this Agreement pursuant
     ---------------
to which a Termination Fee is payable, shall mean an amount equal to the following:

     Date of Termination           Termination Fee
     -------------------           ---------------
     Opening Date through            48 x Average Monthly
       sixth anniversary of        Management Fee
       the Opening Date

     Following sixth anniversary   *  x Average Monthly
       of the Opening Date         Management Fee
                 _______________
*Number of calendar months (or parts thereof) remaining after such termination until the end of the original Term or any renewal Term (as applicable).

Management Agreement

     Total Income Before Fixed Charges for any period shall mean an amount equal
     ---------------------------------
to total income before fixed charges for such period as calculated pursuant to the Uniform System of Accounts.

     Uniform System of Accounts shall mean the Uniform System of Accounts for
     --------------------------
Hotels, Eighth Revised Edition, 1986, as adopted by the American Hotel and Motel Association and all future amendments and supplements thereto approved by Manager and Owner (such approval not to be unreasonably withheld or delayed).

                                   ARTICLE II

                   APPOINTMENT OF MANAGER AND RENEWAL RIGHTS
                   ------------------------------------------

       Section 2.1  Appointment of Manager.  Owner hereby appoints Manager as
       -----------  ----------------------
its sole and exclusive agent to manage and operate the Project during the Term in accordance with the Operating Standards and the terms and conditions set forth in this Agreement. Manager agrees to manage the Project during the Term as the agent of Owner in accordance with the Operating Standards and the terms and conditions of this Agreement. Owner and Manager agree that the agency created by this Agreement is coupled with an interest and is terminable only in accordance with the express provisions of this Agreement.

     Section 2.2  Renewal of Term.  Upon expiration of the original Term of this
     -----------  ---------------
Agreement, it shall be automatically renewed from month to month thereafter unless terminated by Owner or Manager effective at the end of such original Term or any such subsequent month by notice in writing to the other given not later than ninety (90) days prior to the end of the original Term or thirty (30) days prior to the end of such subsequent month, as the case may be. Unless otherwise agreed, upon the effective date of any renewal, the Term of this Agreement and all other terms, covenants and conditions set forth in this Agreement shall be automatically extended to the expiration of the applicable renewal term.

     Section 2.3  Conformity to Annual Plan.  Manager will use all commercially
     -----------  -------------------------
reasonable efforts to cause the Project to be operated in accordance with the Annual Plan. Owner and Manager acknowledge, however, that the Annual Plan is a budget based upon assumptions believed to be reasonable at the time of its preparation and, as such, is only an estimate of the results of operation and other activity with respect to the Project. Manager cannot guarantee that the actual operation of the Project will conform to the Annual Plan or that the financial results reflected therein will actually be realized. Notwithstanding any other provision of this Agreement, any and all references

Management Agreement

herein to the Annual Plan (including the Preopening Budget during the Preopening Period as provided in Section 3.5) shall be qualified by this Section 2.3.
                      -----------                             -----------

                                  ARTICLE III

                            OPERATION OF THE PROJECT
                            ------------------------

     Section 3.1  Duties and Authority of Manager.  Subject to and consistent
     -----------  -------------------------------
with the Operating Standards and the Annual Plan, Manager shall have exclusive supervision, control and discretion in the management, maintenance and operation of the Project, including, but not limited to, the right, power and authority to
(a) enter into such contracts and agreements in the name and at the expense of Owner as Manager may deem to be reasonably necessary or advisable in connection with the management, maintenance and operation of the Project, provided, however, that Manager shall not enter into any such contract or agreement without the approval of Owner if it obligates Owner for more than Twenty-Five Thousand Dollars ($25,000) or has a term, not cancelable upon not more than ninety (90) days' notice without payment of any cancellation fee, of more than one (1) year, unless such contract or agreement has previously been approved by Owner as part of the Annual Plan; (b) determine and implement terms of admittance, charges for rooms and commercial space, which right shall specifically allow Manager to charge varying rates to different customers or groups of customers and allow Manager, in the exercise of reasonable and sound business judgment consistent with the Operating Standards, to permit persons to occupy rooms or suites at the Project at rates lower than published rates or free of charge; (c) determine and implement all phases of advertising, promotion and publicity relating to the Project; (d) determine and implement all employment policies (including salaries, wages, fringe benefits and other compensation, the hiring and discharge of employees and the establishment of employee retirement, severance and other benefit plans); (e) determine and implement credit policies (including arrangements with credit card organizations); (f) receive, hold and disburse funds, maintain bank accounts, procure Inventories, Operating Equipment, supplies and services; (g) engage independent contractors to provide legal, accounting or other professional or technical services in connection with the operation of the Project; (h) initiate, settle or otherwise dispose of litigation or claims which might give rise to litigation, including the adjustment of insurance claims, provided, however, that Manager shall not have such authority without the approval of Owner with respect to any litigation or claim where the amount in controversy exceeds Fifty Thousand Dollars ($50,000); and (i) manage and direct generally all activities incidental to the operation of the Project in the ordinary course of business. Manager shall operate the Project in a businesslike and efficient manner and shall operate the Project solely for the operation of a hotel business and for such other activities which are customary and usual in connection therewith. Except as otherwise expressly provided in this Agreement, to the extent that Owner's approval is required for any matter in connection with the foregoing or any other

Management Agreement

matter in connection with this Agreement, Owner shall approve or disapprove such matter within fifteen (15) business days after being notified thereof by Manager; provided, however, that Owner shall approve or disapprove any such matter involving pending litigation concerning the Project within ten (10) business days after being notified thereof by Manager. If Owner does not approve or disapprove any such matter within the specified time period, Owner shall be deemed to have approved such matter.

     Section 3.2  Working Capital.  Owner shall at all times cause sufficient
     -----------  ---------------
funds to be on hand in the Operating Accounts to assure the timely payment of all current liabilities of the Project, including but not limited to all items entering into the calculation of Total Income Before Fixed Charges, all other monthly costs and expenses incurred in connection with the Project pursuant to this Agreement and the performance by Manager of its obligations under this Agreement, all fees, charges and reimbursements payable monthly to Manager hereunder and all amounts required hereunder to be transferred monthly into the Reserve or any other reserve required by a Mortgagee. In no event shall Owner permit the balance in the Operating Accounts to be less than an amount equal to the estimated average monthly operating expenses of the Project as reflected in the then current Operating Budget. From time to time, upon five (5) days prior written notice from Manager that such funds are required, Owner shall furnish to Manager funds which Manager deems reasonably necessary to assure that the Project shall have adequate working capital as herein provided.

     Section 3.3  Owner to Bear All Expenses.  In performing its duties under
     -----------  --------------------------
any provision of this Agreement and in managing and operating the Project, Manager shall act solely for the account of and as the agent of Owner. All expenses incurred by Manager in accordance with Section 2.3 in performing its
                                                -----------
duties hereunder and in managing and operating the Project shall be borne exclusively by Owner. To the extent that the funds necessary therefor are not generated by the operation of the Project, they shall be promptly supplied by Owner in the manner provided in Section 3.2 above. Manager shall in no event be
                                -----------
required to advance any of its funds or utilize Manager's credit for the operation of the Project, nor shall Manager be required to incur any liability in connection therewith, unless Owner shall have furnished Manager with funds necessary for the discharge thereof.

     Section 3.4  Transactions with Affiliates.  With Owner's prior consent,
     -----------  ----------------------------
Manager may engage one or more of its Affiliates or other related parties to furnish goods or services to the Project, provided, however, that the terms of any such arrangement shall be no less favorable in any material respect to the Project than those reasonably obtainable from an unrelated party. Manager will promptly notify Owner of any such engagement of Manager's Affiliates. Amounts payable

Management Agreement

pursuant to the arrangements described in this Section 3.4 shall be in addition
                                               -----------
to the Management Fee and other amounts payable to Manager under this Agreement.

     Section 3.5  Preopening Services.  It is contemplated that certain
     -----------  -------------------
activities must be undertaken prior to the Opening Date so that the Project can function in an orderly and businesslike manner on the Opening Date. To the extent and in the manner contemplated by the Preopening Budget, Manager shall, prior to the Opening Date, and subject to the same Owner approval requirements as apply hereunder after the Opening Date, (i) plan and implement a marketing program for the Project, including advertising, public relations and related activities with respect to the opening of the Project, (ii) recruit, employ and train the employees necessary for operation of the Project, (iii) assist and advise in applying for and obtaining Governmental Permits required in connection with the operation of the Project, and (iv) render such other services as in the judgment of Manager are reasonably necessary to prepare the Hotel for operation on the Opening Date. The foregoing services are referred to collectively as "Preopening Services". During the period from the Effective Date to the Opening
--------------------
Date (the "Preopening Period"), Manager's duties and responsibilities under this
           -----------------
Agreement with respect to the management of the Project and operation of the Hotel shall be confined to performing Preopening Services, notwithstanding any other provision in this Agreement to the contrary. The costs and expenses incurred by Manager in accordance with Section 2.3 in connection with the Preopening Services shall be at Owner's sole cost and expense, and Owner shall furnish all funds required therefor. Owner shall give Manager not less than one hundred twenty (120) days' advance notice of the Opening Date, and Manager thereafter will notify Owner of the Effective Date. Manager shall submit to Owner not less than thirty (30) days prior to the Effective Date, either separately or as part of the Annual Plan for the first Operating Year, a proposed budget for the Preopening Period (the "Preopening Budget"), and such
                                                -----------------
budget shall be considered the "Annual Plan" for the Preopening Period for purposes of this Agreement, the approval or disapproval of which by Owner shall be governed by Section 6.1.
               -----------

     Section 3.6  Cooperation with Owner.  Manager shall cooperate in keeping
     -----------  ----------------------
Owner informed about the operation of the Project, including providing such information from time to time as Owner may reasonably request, and Manager shall also meet with Owner's representatives and Mortgagees, from time to time, upon reasonable request.

     Section 3.7  Non-Competition.
     -----------  ---------------

     (a) During the Term, without the prior written consent of Owner, Manager shall not (nor will it permit its Affiliates to) acquire any ownership interest in, loan money to, develop, or provide management services to, any other hotel which is both (i) operated as an extended stay lodging project similar in operation, format and quality to the Hotel and (ii) located within a radius of five

Management Agreement

(5) miles of the Hotel; provided, however, that Manager may engage in any such transaction or activity or provide such services in respect of another such hotel within the five (5)-mile radius if a "Big Six" accounting firm selected by Manager and Owner determines that the operation of the hotel in question is not likely to have a material adverse impact on the operation and performance of the Hotel.

     (b) Notwithstanding the provisions of subsection (a) above, so long as Manager complies with the following provisions of this subsection (b), during the Term Manager may enter into and consummate one or more Portfolio Transactions even if the consummation thereof would result in a violation of subsection (a). If Manager consummates a Portfolio Transaction and the effect thereof is to violate the provisions of subsection (a), then Manager shall, at its election, either (i) terminate its business relationship with the Competing Extended-Stay Project or Projects that were included in such Portfolio Transaction and that violate such subsection or (ii) terminate this Agreement, in which case no Termination Fee shall be payable in connection therewith. Manager shall make such election within thirty (30) days after the consummation of such Portfolio Transaction, and any termination shall be effective no earlier than forty-five (45) and no later than ninety (90) days after the date of such election. Notwithstanding any such election by Manager to terminate this Agreement, Owner may elect to keep this Agreement in effect by delivering to Manager written notice of such election no later than thirty (30) days after receiving notice of Manager's election to terminate, in which case this Agreement shall not terminate and the provisions of subsection (a) shall be deemed permanently waived as to the Competing Extended-Stay Project or Projects that were included in such Portfolio Transaction. Manager shall not be liable to Owner for damages, and shall not be subject to any equitable remedy, in respect of any violation of such subsection (a) resulting from the consummation of a Portfolio Transaction if Manager subsequently complies with such subsection or terminates this Agreement in accordance with the provisions of this subsection (b). The termination right provided to Manager under this Section is in addition and without prejudice to any other right that Manager may have to terminate this Agreement under any other provision of this Agreement.


                                   ARTICLE IV

                                   PERSONNEL
                                   ---------

     Section 4.1  Employment of Personnel.  Manager shall be responsible for and
     -----------  -----------------------
shall have the sole and exclusive right to hire, promote, discharge, supervise, train, transfer and determine the terms of employment of the Executive Personnel and, through the Executive Personnel, all other administrative, service and operating employees of the Project; provided, however, that, without

Management Agreement

restricting Manager's authority to discharge any employee pursuant to the foregoing, Owner shall have the right to approve the terms of the severance packages, if any, applicable to all employees, and each employee must be employed on an "at will" basis unless Owner consents to any different arrangement. All such employees of the Project shall be employees of Manager or one of Manager's Affiliates. In addition, Manager may, from time to time, assign one or more of its employees to the staff of the Project on a full-time, part-time or temporary basis. Notwithstanding the provisions of this Section
                                                                      -------
4.1 or any other provision of this Agreement, the responsibility of Manager for
---
acts or omissions of Project employees shall not extend beyond responsibility for acts or omissions of the Executive Personnel. Manager acknowledges, however, that the Executive Personnel have the duties specified in the first sentence of this Section 4.1 with respect to other Project employees.
                 -----------

     Section 4.2  Union Negotiations.  Manager will negotiate, subject to
     -----------  ------------------
Owner's right to have a representative present at any time, with any labor union lawfully entitled to represent employees of the Project. Manager shall not enter into any collective bargaining agreements or labor contracts with respect to employees of the Project without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed.

     Section 4.3  Payment of Employees.  Manager shall be entitled to withdraw
     -----------  --------------------
from the Operating Accounts all wages, salaries, fringe benefits and other compensation paid or payable with respect to all Project employees and Manager shall pay such compensation directly to such employees.

     Section 4.4  Personnel Accommodations.  Manager shall decide which, if any,
     -----------  ------------------------
of the Executive Personnel shall reside at the Project. Manager shall be permitted to provide free room and board to one member of the Executive Personnel and his or her family. In addition, Manager shall be permitted to provide free accommodations and amenities to Manager's employees and representatives visiting the Project on a temporary basis in connection with the management and operation of the Project.

     Section 4.5  Employee Health Insurance.  Subject to reasonable
     -----------  -------------------------
availability, Manager shall, at no cost to Manager, be responsible for arranging health insurance coverage for employees of the Project. Subject to the prior agreement of Owner and Manager and subject to reimbursement of Manager of all applicable costs and expenses (including, but not limited to, those associated with compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985 and an exit premium in connection with the termination of such coverage), Manager may permit the enrollment of some or all of such employees under health insurance plans maintained by Manager.

Management Agreement

                                 ARTICLE V

                 REPAIRS, MAINTENANCE AND CAPITAL IMPROVEMENTS
                 ---------------------------------------------

          Section 5.1 Repairs and Maintenance.  During the Term, Manager, at the
          ----------- -----------------------
expense of Owner, shall take good care of the Project (other than such portions thereof as are leased to tenants who undertake a duty of repair and maintenance) and maintain the same in good order and condition and make all repairs thereto as may be necessary to maintain and operate the Project in accordance with the Operating Standards; provided, however, that in no event shall the responsibilities of Manager include the obligation to repair or otherwise maintain the structural integrity of the Hotel or other matter relating to defects in design, materials or workmanship in the construction of the Hotel, all of which shall be the responsibility of Owner.

          Section 5.2   Repairs and Replacements.
          -----------   ------------------------

          (a) Manager shall, from funds derived from the operation of the Project or funds contributed by Owner, establish the Reserve to cover the cost of (i) Regular Capital Improvements, (ii) additions to and substitutions, replacements and renewals of FF&E and (iii) certain non-routine repairs and maintenance to the Project which are normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roof and parking areas, replacing folding walls and similar items. The Reserve shall be maintained in an interest-bearing account or, if directed by Owner, shall be invested in short-term obligations approved by Owner. All amounts in the Reserve shall be the property of Owner, and any interest on amounts in the Reserve shall remain a part of the Reserve. To the extent that Manager shall be required to pay any income taxes on any interest paid on amounts in the Reserve, the same shall be payable out of the Reserve.

          (b) Once each calendar month, Manager shall transfer from the Operating Accounts into the Reserve an amount equal to four percent (4%) of the Gross Revenues for each such month during the Term; provided, however, that, unless otherwise agreed by Owner, if the Project is encumbered by a first Mortgage held by a Mortgagee that is not an Affiliate of Owner, the balance of the Reserve shall at no time exceed the amount required by such Mortgagee. The amount to be contributed to the Reserve is an estimate of amounts required for the purposes set forth in Section 5.2(a). The parties recognize that the
                          --------------
passage of time or unforeseen events or conditions may render such amount insufficient to keep the Reserve at the level required to maintain the Project in good repair and condition in keeping with the Operating Standards and this Agreement.

Management Agreement

          (c) To the extent funds are available in the Reserve or are otherwise supplied by Owner, Manager shall from time to time make such Regular Capital Improvements and additions to and substitutions, replacements and renewals of FF&E and all such non-routine repairs to the Hotel (as described in Section
                                                                    -------
5.2(a)(ii) above) in accordance with the Annual Plan or as otherwise approved by
----------
Owner and Manager shall be entitled to withdraw funds from the Reserve for such purpose. Proceeds from the sale of FF&E no longer necessary to the operation of the Project shall be deposited in the Reserve in addition to the amounts otherwise required to be deposited into the Reserve under Section 5.2(b). At
                                                          --------------
the end of each Operating Year, any amounts remaining in the Reserve shall be carried forward to the next Operating Year. Any amount remaining in the Reserve upon termination of this Agreement shall be transferred to Owner.

          Section 5.3  Special Capital Improvements.
          -----------  ----------------------------

          (a) Manager shall promptly notify Owner of the need for all Special Capital Improvements provided for in the Annual Plan then in effect, whereupon work in respect of such Special Capital Improvements will be promptly commenced and completed by Owner in accordance with plans, schedules and specifications therefor approved by Manager. Owner and Manager acknowledge, however, that Manager's responsibilities and compensation under this Agreement do not include the supervision or carrying out of the development, or refurbishment or renovation, of the Project or the provision of any purchasing services in connection therewith, and that any such services may be provided, if at all, only pursuant to a separate agreement or agreements providing for the compensation and other terms and conditions relating to the provision of such services. Except as otherwise provided herein or in the Annual Plan then in effect, Manager shall make no Special Capital Improvements in or to the Project without the express written approval of Owner. Notwithstanding the foregoing, if Manager shall, at any time, believe that (i) a dangerous condition exists at the Project, (ii) repairs or Capital Improvements are required to comply with any applicable Legal Requirement or (iii) expenditures are required to remedy any condition caused by fire, Act of God, flood, earthquake or other like casualty or other emergency, Manager shall (except in the case of an emergency) notify Owner and Manager shall as promptly as possible take all steps and make all expenditures necessary to remedy or cure any such condition or to comply with any applicable Legal Requirement. In the case of an emergency, Manager shall notify Owner as promptly as practicable after the occurrence thereof, but such notice shall not be required prior to taking such steps or making such expenditures.

          (b) The cost of all Capital Improvements made under this Section (except as otherwise expressly provided in (a) above) shall be borne and paid for directly by Owner.

Management Agreement

          Section 5.4  Enforcement of Guaranties and Warranties.  Owner shall
          -----------  ----------------------------------------
furnish to Manager copies of all guaranties and warranties relating to the Project. Manager shall use all reasonable efforts to enforce all such guaranties or warranties and Owner shall cooperate with Manager in such efforts.

          Section 5.5  Ownership of Replacements. All changes, repairs,
          -----------  -------------------------
alterations, improvements, renewals or replacements of FF&E and Capital Improvements to the Project shall be the property of Owner.

          Section 5.6  Payment of Certain Obligations.  Upon request of Owner
          -----------  ------------------------------
and subject to the availability of adequate funds to do so, Manager shall pay all costs of insurance and Impositions concerning the Project and any other payments for which Owner is responsible pursuant to Section 11.1 hereof.
                                                    ------------


                                   ARTICLE VI

                    ANNUAL PLAN, BOOKS, RECORDS AND REPORTS
                    ---------------------------------------

          Section 6.1  Annual Plan.
          -----------  -----------

          (a) At least thirty (30) days prior to the commencement of each Operating Year (except the first Operating Year), Manager shall submit to Owner for Owner's written approval the Annual Plan for the following Operating Year. Manager shall submit the Annual Plan for the first Operating Year not less than sixty (60) days prior to the Opening Date. Manager shall submit a preliminary estimate of its Annual Plan for the first Operating Year within thirty (30) days after the execution hereof.

          (b) Owner shall give its written approval or disapproval of the Annual Plan not later than thirty (30) days after its submission to Owner by Manager.

          (c) If Owner does not approve or disapprove such Annual Plan within such thirty (30) day period, then Owner shall be deemed to have approved the Annual Plan as submitted by Manager. If Owner objects to all or any portion of such Annual Plan, then Owner shall notify Manager of the reasons for its objections, and Owner and Manager shall use their best efforts to agree in respect of the items to which Owner objects. Should Owner and Manager not reach agreement on all or any portion of the Annual Plan, pending agreement being reached, and in the case of the first Operating Year, during the period prior to submission of the Annual Plan, Manager shall operate the Project in accordance with the Operating Standards and this Agreement and, if such disagreement relates

Management Agreement

to an Operating Year after the first Operating Year, at rates or levels of expenditures comparable to those of the preceding Operating Year with suitable adjustments of rates and expenses for such items or portions thereof as dictated by inflationary factors, seasonality and the necessity of operating the Project in accordance with the Operating Standards and this Agreement. The foregoing procedure shall also apply to approval of proposed revisions to the Annual Plan pursuant to Section 6.1(d).
            --------------

          (d) Manager shall monitor the Annual Plan throughout the Operating Year. Should Manager consider it necessary to revise the Annual Plan during the course of the Operating Year, whether due to changed trading climate, unforeseen capital requirements or for any other reason, Manager shall submit such revisions to Owner for Owner's approval, setting forth the reasons for the revisions.

          (e) The Operating Budget is intended as, and will represent only, an estimate of the anticipated results for the Operating Year in question, based upon assumptions believed by Manager to be reasonable at the time of the preparation of such Operating Budget, and the same shall not be construed as a guarantee of actual results which may be experienced during and for such Operating Year.

          Section 6.2  Books and Records; Operating Accounts.
          -----------  -------------------------------------

          (a) Manager shall keep full and adequate books of account and such other records as are necessary to reflect the results of operation of the Project, and such books of account and records shall be the property of Owner. Such books of account shall be kept in all material respects in accordance with generally accepted accounting principles and the Uniform System of Accounts and shall contain the information necessary to make the cash adjustments required to calculate Operating Cash Flow. The books of account and all other records relating to, or reflecting the operation of, the Project shall be kept at the Project or at the corporate office of Manager and shall be available to Owner and its representatives at all reasonable times for examination, inspection and copying. Upon any termination of this Agreement, all of such books and records (or copies thereof) shall be turned over to Owner forthwith so as to insure the orderly continuance of the operation of the Project, but the books and records through such date of termination shall thereafter be available to Manager at all reasonable times for inspection, examination and copying.

          (b) Manager shall cause all funds advanced to the Project by Owner as working capital and all funds derived from the operation of the Project to be deposited in the Operating Accounts. Manager shall have sole control of the Operating Accounts and Manager shall be entitled to pay out of the Operating Accounts all costs and expenses incurred in connection with the operation of the Project, including without limitation all wages, salaries, fringe benefits and other compensation and expenses of Project employees, all costs and expenditures which Manager is permitted or required

Management Agreement

to make pursuant to this Agreement, all fees, charges, reimbursements and other amounts due Manager under this Agreement and all other amounts required to perform Manager's obligations hereunder. Checks or other documents of withdrawal drawn upon the Operating Accounts shall be signed by representatives of Manager or Project employees designated by Manager. Subject to the provisions of Section 5.6, Owner shall be responsible for and shall pay directly
              -----------
from funds outside the Operating Accounts and the Reserve all costs of Capital Improvements and insurance required to be maintained pursuant to this Agreement, as well as the payments and related costs and expenses for which Owner is responsible pursuant to Section 11.1 hereof. In addition to the Operating
                        ------------
Accounts, Manager shall be entitled to maintain such funds as are set forth in the Annual Plan in house banks or in petty cash funds at the Project.

          Section 6.3  Reports.
          -----------  -------

          (a) On or before the fifteenth (15th) day of each calendar month during the Term, Manager shall deliver to Owner monthly unaudited financial statements prepared from the books of account maintained by Manager, consisting of a balance sheet and a profit and loss statement for the Project for the preceding calendar month and the Operating Year to date. The monthly financial statements shall also contain or be accompanied by (i) a monthly variance report in reasonable detail and in a format reasonably approved by Manager describing the variances between actual results of operations and the Annual Plan and (ii) statements and calculations of the Base Fee for the preceding calendar month. Manager shall also furnish to Owner weekly reports reflecting occupancy, average rate and average length of stay information for the Project.

          (b) Within thirty (30) days after the end of each calendar quarter during the Term, Manager shall deliver to Owner quarterly unaudited financial statements prepared from the books of account maintained by Manager, consisting of a balance sheet and profit and loss statement for the Project for such quarter and the Operating Year to date.

          (c) Within sixty (60) days after the end of each Operating Year, Manager shall cause to be delivered to Owner financial statements for such Operating Year consisting of at least a balance sheet and related statement of profit and loss, together with a source and application of funds analysis for such Operating Year, audited and certified by the Independent Auditor as prepared in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied. The annual financial statements shall also include or be accompanied by a statement prepared by the Independent Auditor showing the calculation of the Management Fee for such Operating Year. Unless Owner and Manager agree otherwise, such financial statements shall be conclusive upon the parties and shall be deemed to be a final determination of the Management

Management Agreement

Fee for such Operating Year. The cost of the annual audit shall be an operating expense of the Project.

          (d) Subject to reimbursement by Owner of any related out-of-pocket expenses or increased staffing costs incurred by Manager, Manager shall from time to time prepare and deliver to Owner such other reports concerning the operation and performance of the Project as any Mortgagee may reasonably request.


                                  ARTICLE VII

         MANAGEMENT FEE, EXPENSE REIMBURSEMENT AND REMITTANCES TO OWNER
         --------------------------------------------------------------

          Section 7.1  (a)  Base Fee.  On or before the tenth (10th) day of each
          -----------       --------
calendar month during the Term, and at the expiration or sooner termination of the Term, Owner shall pay to Manager an amount equal to the Base Fee for the period from the commencement of the then current Operating Year to the end of the immediately preceding calendar month or the date of such expiration or sooner termination of the Term, as the case may be, less the aggregate amount of
                                                    ----
monthly payments theretofore paid in respect of the Base Fee for such Operating Year.

          (b) Incentive Fee.  On or before thirty (30) days following the end of
              -------------
each Operating Year, and at the expiration or sooner termination of the Term, Owner shall pay to Manager an amount equal to the Incentive Fee, if any, for such Operating Year.

          Section 7.2   Year-End Adjustment to Management Fee.  If for any
          -----------   -------------------------------------
Operating Year, the aggregate amount of the payments of the Management Fee theretofore paid by Owner to Manager shall be more or less than the Management Fee payable for such Operating Year based upon the final determination of such Management Fee as reflected in the annual financial statements certified by the Independent Auditor in accordance with Section 6.3 of this Agreement, then, by
                                       -----------
way of year-end adjustment, within fifteen (15) days after the delivery of such annual financial statements to Owner, Manager shall pay to Owner the amount of any overpayment or withdraw from the Operating Accounts the amount of any underpayment; provided, however, that in the event that funds in the Operating Accounts are not sufficient to pay fully the Management Fee payable to Manager hereunder, Owner shall promptly pay to Manager on demand the amount of such deficiency.

          Section 7.3  Expense Reimbursement.  Owner shall be obligated to
          -----------  ---------------------
reimburse Manager for all Reimbursable Expenses incurred by it in connection with the performance of this Agreement in accordance with Section 2.3. Manager
                                                          -----------
shall submit a monthly invoice for its Reimbursable

Management Agreement


Expenses showing in reasonable detail the nature and amount of such expenses, and such invoices shall be payable within five (5) days after submission.

          Section 7.4  Marketing Services and Advertising
          -----------  ---------------------- -----------

          (a) To the extent that (i) Owner shall establish a marketing fund for the benefit of the Project and other extended stay hotels owned or franchised to third parties by Owner and managed by Manager and (ii) Owner shall make monthly contributions (on or before the tenth (10th) day of each calendar month) to such fund in an amount equal to one and one-half percent (1.5%) of Gross Room Revenues of the Project (or such other amount as may be provided for in the Annual Plan) for the preceding calendar month, Manager, upon request by Owner, will administer such marketing fund and shall provide for the Project during the Term such marketing and advertising services as may be set forth in a marketing plan developed by Owner and Manager (the "Marketing Services"). Manager shall be an authorized signatory for, and shall be entitled to pay out of, the marketing fund all costs and expenses incurred in connection with the provision of the Marketing Services. A marketing budget setting forth the estimated costs and expenses of the Marketing Services for each Operating Year shall be set forth in each Annual Plan delivered under this Agreement.

          (b) In the event that any business is referred or provided to the Hotel by the national sales offices that Manager operates pursuant to its management of Wyndham hotels, or if at any time Manager operates a national sales office that, upon Owner's request, is dedicated to provide services for the extended stay hotels owned or franchised to third parties by Owner, Owner shall pay separately the cost of such services as reasonably determined by Manager and approved by Owner, which approval will not be unreasonably withheld or delayed.

          (c) Owner and Manager acknowledge that, as of the Effective Date, no centralized reservations services are being provided in respect of the Project, either by Manager or any other party. If Owner at any time during the Term should elect to utilize centralized reservations services for the Project and all other extended stay hotels owned or franchised to third parties by Owner, before negotiating with any third party to provide such services, Owner will offer Manager the opportunity to provide such services. If Manager elects to provide such services for the Project and all such other hotels on terms and conditions acceptable to Owner, the centralized reservation costs incurred in respect of the Project shall be paid or reimbursed on the basis of an initial link-up charge and subsequent charges based on the cost of handling reservations made at the Project.

          Section 7.5  Accounting and Related Services.  To cover the costs and
          -----------  -------------------------------
expenses incurred by Manager or any of its Affiliates in providing property accounting to be provided by Manager hereunder with respect to the operation of the Project, Owner shall pay Manager, on a monthly basis,

Management Agreement

an amount equal to (i) $1,000 per month during the first Operating Year and (ii) an amount equal to $1,000 multiplied by the Cumulative CPI Percentage for each succeeding Operating Year, with the Cumulative CPI Percentage to be adjusted as of the first day of each such succeeding Operating Year. To the extent the Term of this Agreement commences or ends on a day other than the first day of a month, the fee to be paid under this Section 7.5 shall be pro rated to cover the
                                     -----------
actual number of days included in the Term.

          Section 7.6  Purchasing and Technical Services Fees; Management
          -----------  --------------------------------------------------
Information Services. To the extent provided for in the Annual Plan or otherwise
--------------------
approved by Owner, Manager or one of its Affiliates shall be entitled to the payment of purchasing and technical services fees with respect to the acquisition, or supervision of installation or construction, of Capital Improvements, FF&E, Operating Equipment and Inventories at the Project. In addition, to the extent that Owner elects to utilize management information services provided by Manager, then Owner and Manager shall enter into a separate management information services agreement setting forth the charges therefor and otherwise in form and substance reasonably satisfactory to each party. Unless otherwise provided in such agreement, any recurring service and maintenance charges in connection with such management information services shall be provided for in the Annual Plan.

          Section 7.7  Remittances to Owner.  On or before the fifteenth (15th)
          -----------  --------------------
day of each calendar month of each Operating Year, Manager shall remit to Owner all sums in the Operating Accounts in excess of the then working capital requirements of the Project determined in accordance with Section 3.2 of this
                                                          -----------
Agreement.

                                  ARTICLE VIII

                           INSURANCE AND INDEMNITIES
                           -------------------------

          Section 8.1  Insurance.  Subject to reasonable availability, Manager
          -----------  ---------
shall, at no cost to Manager, procure and maintain with responsible and properly licensed companies reasonably acceptable to Owner insurance in such amounts, written on such forms and covering such risks as shall be required by any Mortgagee or as shall otherwise be reasonably required by Owner or Manager, including but not limited to the insurance in respect of the Project described in Exhibit B to this Agreement.
   ---------

          Section 8.2  Evidence of Insurance.  Manager agrees to deliver to
          -----------  ---------------------
Owner evidence reasonably satisfactory to Owner that all insurance required to be maintained under this Agreement is in full force and effect. In addition, prior to the date on which any such insurance premiums must be paid to prevent delinquency thereof, Manager will deliver to Owner a statement or statements showing

Management Agreement

the amount of the premiums required to be paid, the name and mailing address of the party to whom the same is payable and receipts reflecting that all such amounts have been fully paid.

          Section 8.3  Investigation of Claims and Reports.  Manager shall
          -----------  -----------------------------------
promptly investigate and, as soon as reasonably practicable, make a full written report to Owner as to all material accidents, claims for damage relating to the ownership, operation and maintenance of the Project and the estimated cost of repair thereof, and shall prepare at the expense of and for the approval of Owner, any and all reports required by any insurance company in connection therewith. All such reports shall be promptly filed with the applicable insurance company. Subject to the rights of any Mortgagee, all policies of insurance required under this Agreement shall provide for adjustment of losses of less than Fifty Thousand Dollars ($50,000) by Manager alone and of greater losses by Owner and Manager jointly.

          Section 8.4  Indemnities.
          -----------  -----------

          (a) Manager shall indemnify and hold harmless Owner and its partners and Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liability, loss, damages, costs and expenses ("Liabilities") incurred by reason of the management and operation of the Project by Manager during the Term insofar and only insofar as such Liabilities are caused by the Demonstrable Negligence, willful misconduct or willful violation of Legal Requirements by Manager. Project employees other than the Executive Personnel shall not be deemed to be employees or agents of, or otherwise acting on behalf of, Manager. "Demonstrable Negligence" shall mean a demonstrable failure, established by clear and convincing evidence, to use such care as a reasonably prudent person would use under similar circumstances.

          (b) Owner shall indemnify and hold harmless Manager and its shareholders and Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all Liabilities (INCLUDING THOSE CAUSED BY THE SIMPLE NEGLIGENCE OF THE INDEMNITEE THAT DOES NOT CONSTITUTE DEMONSTRABLE NEGLIGENCE AND THOSE AS TO WHICH THE INDEMNITEE MAY BE STRICTLY LIABLE) (i) arising out of or incurred in connection with the construction, renovation, management or operation of the Project or
(ii) which may be asserted or arise as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from the Project of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Project or the applicability of any Legal Requirements relating to Hazardous Materials, except, in the case of both (i) and (ii) above, those Liabilities caused by the Demonstrable Negligence, willful misconduct or willful violation of Legal Requirements by Manager during the Term.

Management Agreement


          (c) In case an action covered by this Section 8.4 is brought against
                                                -----------
any indemnified party, the indemnifying party will be entitled to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) such indemnified party shall have been advised by counsel that there is a conflict of interest or issue conflict involved in the representation by counsel employed by the indemnifying party in the defense of such action on behalf of the indemnified party or that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party).

          (d) The provisions of this Section shall survive any termination or expiration of this Agreement, whether by lapse of time or otherwise, and shall be binding upon the parties hereto and their respective successors and assigns.

                                   ARTICLE IX

                            DAMAGE AND CONDEMNATION
                            -----------------------

          Section 9.1   Damage or Destruction.
          -----------   ---------------------

          (a) If the Hotel shall be totally destroyed or substantially damaged by fire or other casualty, either party may, within sixty (60) days after the occurrence of such event, give written notice to the other terminating this Agreement. For purposes of this Section, the Hotel shall be deemed to have been substantially damaged if the estimated cost of Restoration shall exceed twenty percent (20%) of the cost of replacing the Hotel by constructing, furnishing and equipping a new hotel on the site

Management Agreement

substantially the same as the Hotel prior to such casualty. In the event Owner terminates this Agreement by reason of such damage or destruction, Owner shall, contemporaneously with the giving of notice of such termination and as a condition (which may be waived by Manager) to the effectiveness of such termination, pay to Manager the applicable Termination Fee.

          (b) In the event of (i) any damage to the Hotel by fire or other casualty which does not amount to "substantial damage" as described in subsection (a) above, or (ii) the total destruction of or substantial damage to the Project and the failure of either party to terminate this Agreement pursuant to subsection (a) above, then this Agreement shall not terminate, and Owner shall, at its own expense and in accordance with plans and specifications therefor developed by Owner in consultation with Manager, promptly commence and expeditiously complete the Restoration and, subject to the rights of any Mortgagee, all proceeds of property and casualty insurance shall be made available to Owner for this purpose. Owner shall promptly commence and diligently pursue the Restoration to completion; provided, however, that if Owner shall not fully complete the Restoration within a reasonable period of time after the date of such casualty or one hundred eighty (180) days, whichever is earlier (or such longer period as Manager may approve), then Manager shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to Owner, whereupon Owner shall, within ten (10) days following such notice and as a condition (which may be waived by Manager) to the effectiveness of such termination, pay to Manager the applicable Termination Fee.

          (c) Manager's monthly compensation following damage to the Project until the Restoration with respect to such damage is completed shall in no event be less than fifty percent (50%) of the Average Monthly Management Fee at the time the damage occurs; provided, however, that such amount shall be payable only from, and to the extent of, the proceeds of business interruption insurance maintained in respect of the Project.

          (d) Notwithstanding the provisions of subsections (a) and (b) of this
Section 9.1, the Termination Fee payable thereunder shall be payable (i) in any
-----------
event to the extent it is covered by insurance, and (ii) to the extent it is not covered by insurance, such Termination Fee shall be payable by Owner unless, at or any time prior to the date of the related termination of this Agreement, Manager has managed for Owner and Owner's franchisees an aggregate of at least fifteen (15) extended stay hotels similar in operation to (and including) the Hotel, in which case such portion of the Termination Fee shall not be payable to Manager. In addition, in the event that, on or before the date that is twelve
(12) months after the related termination of this Agreement, Manager has managed for Owner and Owner's franchisees an aggregate of at least fifteen (15) extended stay hotels similar in operation to (and including) the Hotel, then Manager shall repay to Owner the amount of such Termination Fee paid to Manager hereunder.

Management Agreement


          Section 9.2  Condemnation.
          -----------  ------------

          (a) If all or a substantial portion of the Project shall be taken by Condemnation (other than for temporary use), this Agreement shall terminate as of the date of such taking. A substantial portion of the Project shall be deemed taken if in the reasonable opinion of Manager or Owner the part not taken may not be repaired, restored, replaced, rebuilt or utilized so as to constitute a hotel facility in keeping with this Agreement. If this Agreement shall terminate pursuant to the foregoing provisions of this Section, (i) the Condemnation award, after payment of all sums due and payable to any Mortgagee, shall be paid to Owner as its property, provided, however, that so long as it does not reduce the Condemnation award payable to Owner, Manager may make a separate and distinct claim against the condemning authority for the value of the loss of its interest in this Agreement, and (ii) Owner shall, within ten
(10) days following such termination and as a condition (which may be waived by Manager) to the effectiveness thereof, pay to Manager the applicable Termination Fee. Provided Owner pays the applicable Termination Fee, Manager shall remit to Owner any amount received by it pursuant to any claim it pursues in accordance with clause (i) above.

          (b) If a portion of the Project shall be taken by Condemnation and this Agreement is not terminated pursuant to subsection (a) above, the Condemnation award relating to damage to or the taking of the Project, including any interest thereon, shall, subject to the rights of any Mortgagee, be made available to Owner for application to the Restoration of the Project made necessary by such taking. Such Restoration shall be promptly commenced and expeditiously completed by, and at the expense of, Owner in accordance with plans and specifications therefor developed by Owner in consultation with Manager (which approval shall not be unreasonably withheld or delayed) so as to restore the Project as nearly as possible to its value, condition and character immediately prior to the Condemnation.

          (c) In the event of a Condemnation of all or part of the Project for temporary use, this Agreement shall remain in full force and effect, and the following shall be applicable:

               (i) If the Condemnation is for a period not extending beyond the Term, the Condemnation award, including any interest, shall be included in Gross Revenues for the Operating Year or Years in which received. When and if during the Term the period of temporary use shall terminate, Owner shall, at its own expense, after its approval, in consultation with Manager, of plans and specifications, promptly commence and expeditiously complete the Restoration necessary to restore the Project to its condition prior to the Condemnation for temporary use; or

Management Agreement

              (ii) If the Condemnation is for a period extending beyond the Term, that portion of the Condemnation award which is attributable to the period up to the expiration of the Term shall be included in Gross Revenues for the Operating Year or Years in which received. The remainder of the Condemnation award shall be paid to Owner as its property.

          (d) Manager's monthly compensation following a Condemnation until the Restoration with respect to such Condemnation is completed or during any period of Condemnation for temporary use shall in no event be less than fifty percent (50%) of the Average Monthly Management Fee at the time the Condemnation occurs; provided, however, that such amount shall be payable only from, and to the extent of, the proceeds or business interruption insurance maintained in respect of the Project.

          (e) Notwithstanding the provisions of subsection (a) of this Section
                                                                       -------
9.2, the Termination Fee payable thereunder shall be payable (i) in any event to
---
the extent it is covered by insurance, and (ii) to the extent it is not covered by insurance, such Termination Fee shall be payable by Owner unless, at or any time prior to the date of the related termination of this Agreement, Manager has managed for Owner and Owner's franchisees an aggregate of at least fifteen (15) extended stay hotels similar in operation to (and including) the Hotel, in which case such portion of the Termination Fee shall not be payable to Manager. In addition, in the event that, on or before the date that is twelve (12) months after the related termination of this Agreement, Manager has managed for Owner and Owner's franchisees an aggregate of at least fifteen (15) extended stay hotels similar in operation to (and including) the Hotel, then Manager shall repay to Owner the amount of such Termination Fee paid to Manager hereunder.


                                   ARTICLE X

                                   ASSIGNMENT
                                   ----------

          Section 10.1  Assignment by Manager.  Manager shall have the right,
          ------------  ---------------------
without the consent of Owner, to assign its interest in this Agreement to (i) any Affiliate of Manager having full right, power and authority to provide to Owner all services and organizational expertise (including applicable trademarks, service marks and Marketing Services) which Manager is required to provide hereunder, or (ii) any assignee who also acquires all, or substantially all, of the assets of Manager and assumes its obligations, provided such assignee is financially responsible and capable of performing the duties of Manager hereunder. In such latter event, Manager's liability hereunder shall terminate upon such assignment, but in the event of such an assignment to an Affiliate of Manager, Manager shall continue to be liable under this Agreement to the same extent as though such

Management Agreement

assignment had not been made. Manager shall also have the right to assign its rights to receive payments hereunder as security for indebtedness or any other obligation. Except as herein provided, Manager shall not assign its rights and obligations under this Agreement without the approval of Owner.

              Section 10.2  Assignment by Owner.
              ------------  -------------------

          (a) Owner may transfer or convey the Project to an Affiliate of Owner pursuant to the transfer of all of the assets and liabilities of Owner to such Affiliate. Owner shall give Manager not less than thirty (30) days' written notice prior to the consummation of any such transfer and provide to Manager such information regarding the proposed transferee as Manager may reasonably request.

          (b) Owner also may transfer or convey the Project in connection with a bona fide sale to an independent third party, whereupon Owner shall have the right to terminate this Agreement as set forth in Section 12.5(a) and Manager
                                                  ---------------
shall have the right to terminate this Agreement as set forth in Section
                                                                 -------
12.4(b).  Owner shall give Manager not less than thirty (30) days' written
-------
notice prior to the consummation of any such sale of the Project and provide to Manager such information regarding the proposed transferee as Manager may reasonably request; provided, however, that if Owner intends to exercise its right to terminate this Agreement as set forth in Section 12.5(a) in connection
                                                  ---------------
with such sale, Owner shall give Manager notice of such sale and of such termination not less than ten (10) (rather than thirty (30)) days prior to the consummation thereof and, in such event, Owner shall not be required to provide Manager with any information regarding the proposed transferee. Notwithstanding the requirements for notice of sale set forth in this Section 10.2(b) and
                                                      ---------------
Section 12.5(a), Owner's failure to give any such notice in connection with a
---------------
sale pursuant to which this Agreement is to terminate shall not preclude Owner's consummation of such sale and termination of this Agreement in connection therewith, and shall not constitute a breach of this Agreement, so long as Owner pays to Manager the applicable Termination Fee as a condition precedent to the consummation of such sale and such termination.

          (c) In the event of a bona fide sale to an independent third party pursuant to subsection (b) above where neither Owner nor Manager exercises its termination right referenced therein, or in the event of a transfer to an Affiliate pursuant to subsection (a) above, Owner shall cause the transferee or assignee by reason of any such sale, transfer or conveyance to assume and agree to perform all of Owner's duties, obligations and liabilities herein contained pursuant to a written instrument in form and substance reasonably satisfactory to Manager and reflecting any amendments to this Agreement reasonably necessary in order to preserve and protect Manager's rights hereunder in light of the change in ownership.

Management Agreement

          (d) Subject to the following provisions of this Section 10.2(d), the
                                                          ---------------
sale or other disposition of fifty percent (50%) or more of the beneficial interests in Owner (whether partnership interests, shares of stock or other beneficial interests), whether in a single transaction or in a series of transactions, shall be deemed to constitute the transfer or conveyance of the Project for purposes of this Section. The "deemed transfer" provisions of the preceding sentence shall not apply in respect of, or following, a registered public offering under the Securities Act of 1933, as amended, of equity interests in Owner or any successor to Owner, which public offering is made pursuant to a registration statement on Form S-1 or a successor form (i.e., such a public offering will not permit either Owner or Manager to terminate this Agreement pursuant to Section 12.5(a) or Section 12.4(b)); provided, however,
                      ---------------    ---------------
that, in the event that following such a public offering fifty percent (50%) or more of the beneficial interests in Owner are acquired by a person who is directly or indirectly engaged in the hotel management business under a brand owned by it or one of its Affiliates or is directly or indirectly engaged in the hotel franchising business as a franchisor, then Owner shall have the right to terminate this agreement as set forth in Section 12.5(d), and Manager shall have
                                         ---------------
the right to terminate this Agreement as set forth in Section 12.4(c).  In
                                                      ---------------
addition, prior to the closing of such a public offering, any person who is a partner in Owner on the Effective Date may transfer all or part of his interest in Owner to a Permitted Transferee, and such transfer shall not constitute a transfer or conveyance of the Project for purposes of this Section (even if the interest transferred represents fifty percent (50%) or more of the beneficial interests in Owner). As used in the preceding sentence, "Permitted Transferee" shall mean (i) an Affiliate of the transferor partner or (ii) any other person who also is a partner in Owner on the Effective Date and at the time of such transfer or an Affiliate thereof.

          (e) Except as otherwise expressly provided for herein, Owner may not sell, transfer or otherwise convey all or any part of the Project or Owner's interest therein or assign this Agreement or any interest herein without the express prior written consent of Manager.

          Section 10.3  Notice of Intention to Sell.  Prior to offering the
          ------------  ---------------------------
Project for sale or accepting an unsolicited offer to purchase the Project, Owner shall give Manager reasonable notice of its intention to sell the Project.

          Section 10.4  Binding Effect.  Subject to the terms of this Article,
          ------------  --------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                   ARTICLE XI

                   OWNER'S COVENANTS, TITLE AND ENCUMBRANCES
                   -----------------------------------------

Management Agreement

          Section 11.1  Covenants and Warranties.  With respect to any ground or
          ------------  -------------------------
underlying leases, mortgages, deeds of trust, security agreements or other encumbrances affecting the Project, Owner agrees to use all commercially reasonable efforts to secure for Manager's benefit a non-disturbance agreement (in form and substance satisfactory to Manager) to the effect that this Agreement shall not be subject to forfeiture or termination except in accordance with the provisions hereof, notwithstanding a default, termination, foreclosure or exercise of a power of sale with respect to any such lease or encumbrance. Owner further warrants that, so long as Manager shall not be in default hereunder, Manager shall be entitled to operate the Project for the Term, and Owner shall, at no expense to Manager, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such right of operation to Manager. Owner further agrees that it shall do the following, except to the extent that any failure to do so could not reasonably be expected to materially and adversely affect the operation of the Project by Manager or result in any failure to pay amounts due, or otherwise provide funds, to Manager hereunder:

          (a) Keep and maintain, or cause to be kept and maintained, any leases covering real or personal property or other agreements necessary to the ownership or control of the Project, or any part thereof, in full force and effect and free from default, and in this connection Owner shall pay and discharge, or cause to be paid and discharged, any ground rents or other rental payments or other charges payable by Owner in respect of the Project;

          (b) Observe, or cause to be observed, and comply with or cause to be complied with, any and all other liens, encumbrances, covenants, charges, burdens or restrictions pertaining to the Project or any part thereof;

          (c) Fully comply with the terms and provisions of all documents and instruments evidencing or securing any Mortgages or other loans secured by an interest in or otherwise related to the ownership or operation of the Project and all other agreements (whether written or oral) to which Owner is a party;

          (d) Pay all Impositions prior to delinquency, and upon request of Manager, furnish Manager with evidence that all such Impositions have been so paid; provided, however, that Owner shall have the right to contest in good faith the validity or amount of any Impositions by appropriate proceedings, so long as such proceedings do not interfere with the operation of the Hotel or result in a default under any Mortgage or any loans secured by an interest in or otherwise related to the ownership or operation of the Project or any ground lease affecting the Project and provided, further, that during the time any such contest is pending, Owner shall pay all Impositions being contested unless collecting or enforcement of any lien securing payment thereof is effectively stayed during such pendency; and

Management Agreement

          (e) Obtain and maintain in good standing all Governmental Permits, except those which under applicable Legal Requirements are required to be obtained and maintained by Manager.

          Section 11.2  Estoppel Certificates.  Manager agrees, at any time and
          ------------  ----------------------
from time to time, upon not less than fifteen (15) days' prior notice by Owner or any Mortgagee, to execute, acknowledge and deliver to Owner or such Mortgagee a statement in writing certifying that this Agreement has not been modified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and specifying the modifications) and stating whether or not to the best knowledge of the party providing such certificate there exists any default of which such party may have knowledge. Upon similar notice, Manager shall be entitled to a similar certificate from Owner.

                                  ARTICLE XII

                            DEFAULT AND TERMINATION
                            -----------------------

          Section 12.1  Events of Default.
          ------------  -----------------

          (a)   The following shall constitute events of default:

                (i) The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party;

           (ii) The consent to an involuntary petition in bankruptcy or the failure to vacate within thirty (30) days from the date of entry thereof any order approving an involuntary petition by either party;

          (iii) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree shall continue unstayed and in effect for thirty (30) days after its entry;

          (iv) The appointment of a receiver or trustee for all or any substantial portion of the property of either party and the order, judgment or decree appointing any such receiver or trustee shall continue unstayed and in effect for thirty (30) days after its entry;

Management Agreement

          (v) The death, legal incapacity, liquidation, termination or dissolution of either party;

          (vi) Any representation or warranty made in this Agreement by either party shall be false or misleading in any material respect on the date as of which it is made or deemed made;

          (vii) The failure of either party to make any payment or provide funds to or on behalf of the other party in accordance with the terms hereof and the continuation of such failure for ten (10) days after notice of such failure is given to the defaulting party; or

          (viii) The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice is given by the other party specifying said failure; provided that in the event such failure is of the nature that it cannot, with due diligence, be cured within thirty (30) days, it shall not constitute an event of default unless the defaulting party fails to proceed promptly and with due diligence to cure the same, it being the intention of the parties that with respect to a failure not susceptible of being cured within thirty (30) days, the time of such defaulting party within which to cure the same shall be extended for such period as may be necessary for the curing thereof with the exercise of due diligence.

          (b) Upon the occurrence of any event of default, in addition to and cumulative of any and all rights and remedies available to the non-defaulting party under this Agreement, at law or in equity, the non-defaulting party may give to the defaulting party notice of intention to terminate this Agreement, whereupon this Agreement shall terminate upon the expiration of thirty (30) days after the giving of such notice. In addition to and cumulative of the foregoing, upon the occurrence of any event of default on the part of Owner, all earned Management Fees and all other sums payable to Manager under this Agreement shall be immediately due and payable without notice. In no event shall the provisions of this Agreement with respect to the payment of a Termination Fee upon termination of this Agreement under certain circumstances be construed as defining or limiting the amount recoverable by Manager from Owner by reason of any event of default on the part of Owner.

          Section 12.2  Manager's Right to Perform Owner's Obligations.  If
          ------------  ----------------------------------------------
Owner shall fail to make any payment or to perform any act to be made or performed by Owner pursuant to this Agreement and such failure continues for a period of ten (10) days after Owner is notified thereof, then Manager

Management Agreement

may (but shall not be obligated to) without further notice to, or demand upon, Owner, and without waiving or releasing Owner from any obligations under this Agreement, make such payment (either with its own funds or with funds withdrawn for such purpose from the Operating Accounts or the Reserve) or perform such act. All sums so paid by Manager from its funds and all necessary incidental costs and expenses incurred by Manager in connection with the performance of any such act, together with interest thereon at the Default Rate from the date of making such expenditure or expenditures by Manager, shall be payable to Manager upon demand.

          Section 12.3  Default Interest.  If either party hereto shall fail to
          ------------  ----------------
pay to the other party hereto any sum payable when due hereunder, then such defaulting party shall, without notice or demand, be liable to the non-defaulting party for the payment of all such sums together with interest thereon at the Default Rate. The terms and provisions of this Section shall survive any termination of this Agreement for any reason whatsoever (including the expiration of the Term) and shall continue until all such amounts, together with interest thereon, are paid in full.

          Section 12.4  Special Rights of Manager to Terminate.  In addition and
          ------------  --------------------------------------
without prejudice to any other right Manager may have to terminate this Agreement under any other provision of this Agreement:

          (a) Manager shall have the right to terminate this Agreement if any Governmental Permit required to be maintained by Owner for the operation of the Project, including without limitation any certificate of occupancy or restaurant or liquor license, shall at any time be suspended, terminated or revoked and such suspension, termination or revocation is not due to the fault of Manager and shall continue for a period of thirty (30) days, unless such suspension, termination or revocation is subject to cure within such period by reasonable efforts on the part of Manager and Manager fails to take such action. In the event that Manager elects to terminate this Agreement pursuant to this Section
                                                                       -------
12.4(a), Manager shall give Owner written notice of such election whereupon this
-------
Agreement shall terminate as of the date set forth in any such notice of termination, which date shall be not less than thirty (30) days after the date such notice is given. Not later than the effective date of termination of this Agreement by Manager pursuant to clause (1) of this Section 12.4(a), and as a
                                                    ---------------
condition (which may be waived by Manager) to the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee.

          (b) If Owner proposes to effect a bona fide sale of the Project and does not elect to terminate this Agreement as provided in Section 12.5(b) below,
                                                          ---------------
Manager shall have the right to terminate this Agreement effective upon consummation of such sale, transfer or conveyance, upon written notice to Owner not more than fifteen (15) days after Owner's notice to Manager pursuant to
Section 10.2, provided, however, that Manager shall have such right to terminate
------------
this Agreement

Management Agreement

only if Manager reasonably determines that such sale, transfer or conveyance involves an unsuitable transferee or assignee. Manager shall make its determination based solely on an evaluation of whether (i) the proposed transferee or assignee has adequate net worth to timely discharge all of the obligations of Owner under this Agreement, (ii) the transferee or assignee or one or more of its Affiliates are known to have engaged in criminal activities or are shown by credible evidence to be of bad character or (iii) the proposed transferee or assignee or one or more of its Affiliates is directly or indirectly engaged in the hotel management business under a brand owned by it or one of its Affiliates or is directly or indirectly engaged in the hotel franchising business as a franchisor. Any such notice of termination shall be deemed ineffective if such sale, transfer or conveyance thereafter is not consummated. Not later than the effective date of termination of this Agreement by Manager pursuant to this Section 12.4(b), and as a condition (which may be
                            ---------------
waived by Manager) to the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee. If, within one year after the date of any such termination by Manager and payment of the applicable Termination Fee by Owner, Manager and Owner's transferee or assignee enter into a management agreement pursuant to which Manager is to manage the Project, then Manager shall, upon the execution of such agreement, repay to Owner the amount of such Termination Fee paid to Manager.

          (c) If, following a registered public offering of the type described in Section 10.2(d) of equity interests in Owner or any successor to Owner, any
   ---------------
person, other than Manager or an Affiliate of Manager, who is directly or indirectly engaged in the hotel management business under a brand owned by it or one of its Affiliates or is directly or indirectly engaged in the hotel franchising business as a franchisor acquires fifty percent (50%) or more of the beneficial interests in Owner (whether in a single transaction or series of transactions), then Manager shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice to Owner given not later than the date that is ninety (90) days after such person first acquires such interest. Not later than the effective date of termination of this Agreement by Manager pursuant to this Section 12.4(c), and as a condition (which may be
                         ---------------
waived by Manager) to the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee. If, within one year after the date of any such termination by Manager and payment of the applicable Termination Fee by Owner, Manager and Owner or any transferee or assignee from Owner enter into a management agreement pursuant to which Manager is to manage the Project, then Manager shall, upon the execution of such agreement, repay to Owner the amount of such Termination Fee paid to Manager.

          Section 12.5  Special Rights of Owner to Terminate.  In addition and
          ------------  ------------------------------------
without prejudice to any other right Owner may have to terminate this Agreement under any other provision of this Agreement, Owner shall have the following rights to terminate this Agreement:

Management Agreement

          (a) If Owner proposes to effect a bona fide sale of the Project as permitted by Section 10.2(b), Owner shall have the right to terminate this
             ---------------
Agreement, effective upon consummation of such sale, upon written notice to Manager not less than ten (10) days prior to such consummation. Any such notice shall be deemed ineffective if such sale thereafter is not consummated. Not later than the effective date of termination of this Agreement by Owner pursuant to this Section 12.5(a), and as a condition (which may be waived by Manager) to
        ---------------
the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee.

          (b) Owner shall have the right, subject to Manager's rights to cure described below, to terminate this Agreement if, for a reason other than Force Majeure or Owner's breach of this Agreement, in any two (2) consecutive Operating Years, commencing with the third Operating Year, both (i) Total Income Before Fixed Charges for such Operating Years is less than seventy-five percent (75%) of the Total Income Before Fixed Charges projected for such Operating Years in the approved Annual Plans for such Operating Years and (ii) the Fair Market Share Penetration of the Project is less than ninety percent (90%) (collectively, the "Annual Performance Standard"). Such determinations shall be made in accordance with the audited annual financial statements prepared and delivered pursuant to Section 6.3(c) of this Agreement. If the Annual
                      --------------
Performance Standard is not satisfied for any two consecutive (2) Operating Years, commencing with the third Operating Year, Manager may, within sixty (60) days after the delivery to Owner of the audited annual financial statements for the second consecutive such Operating Year for which the Annual Performance Standard was not satisfied, pay to Owner an amount which, when added to the Total Income Before Fixed Charges for such Operating Years, equals the amount necessary to satisfy clause (i) of the Annual Performance Standard for such Operating Years and upon such payment the Annual Performance Standard for such Operating Years shall be deemed to have been satisfied. If the Annual Performance Standard is not satisfied and not cured as provided above for two
(2) consecutive Operating Years, commencing with the third Operating Year, and Owner elects to exercise its right to terminate this Agreement pursuant to this Section, Owner shall give written notice to Manager of such election within sixty (60) days after delivery to Owner of such audited annual financial statements, which notice shall specify a date for the termination of this Agreement that is not less than ninety (90) days after the date such notice is given. Failure to give such notice shall constitute a waiver of such right. In addition to the right to cure set forth above, Manager may, within thirty (30) days following the date upon which Owner's notice of termination has been given, pay to Owner an amount which, when added to the aggregate amount of Total Income Before Fixed Charges for the two (2) Operating Years in question, equals the amount necessary to satisfy clause (i) of the Annual Performance Standard for each such Operating Year. Upon such payment, the Annual Performance Standard shall be deemed to have been satisfied for each such Operating Year, Owner shall have no right to terminate this Agreement based upon such Operating Years and Owner's election to do so shall be of no further force or effect.

Management Agreement

          (c) If Owner elects to assume the management of the Project, rather than utilize any third party manager for such purpose, Owner shall have the right to terminate this Agreement, effective upon its assumption of such management, upon written notice to Manager not less than thirty (30) days prior to such assumption. Not later than the effective date of any termination of this Agreement by Owner pursuant to this Section 12.5(c), and as a condition (which may be waived by Manager) to the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee. If, within one year following the date of any such termination of this Agreement, Owner shall elect to cease managing the Project itself and engage a third party for such purpose, Owner shall, before engaging any third party manager, offer (which offer shall be in writing) to Manager the right to manage the Project on the same terms as set forth in this Agreement. Manager may accept such offer by giving written notice thereof to Owner within thirty (30) days after Manager's receipt of such offer. If Manager fails to give such notice within such period of time, Manager shall be deemed to have rejected such offer. If Manager accepts such offer and re-assumes responsibility for the management of the Project, then, provided that the term of the new management arrangement is no less than ten (10) years from and after the date that Manager re-assumes such management, Manager shall repay to Owner the amount of the Termination Fee that Owner paid to it in connection with the termination of this Agreement pursuant to this Section 12.5(c). Such
                                                        ---------------
amount shall be payable on the date that Manager re-assumes such management. Manager acknowledges and agrees that the right of first refusal provided under this subsection shall not be available following any bona fide sale or deemed sale of the Project by Owner to an independent third party (including a transaction described in Section 12.5(d)). The provisions of this Section
                         ---------------                           -------
12.5(c) shall survive any termination of this Agreement.
-------

          (d) If, following a registered public offering of the type described in Section 10.2(d) of equity interests in Owner or any successor to Owner, any
   ---------------
person, other than Manager or an Affiliate of Manager, who is directly or indirectly engaged in the hotel management business under a brand owned by it or one of its Affiliates or is directly or indirectly engaged in the hotel franchising business as a franchisor acquires fifty percent (50%) or more of the beneficial interests in Owner (whether in a single transaction or series of transactions), then Owner shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice to Manager given not later than the date that is ninety (90) days after such person first acquires such interest. Not later than the effective date of termination of this Agreement by Owner pursuant to this Section 12.5(d), and as a condition (which may be waived
                       ---------------
by Manager) to the effectiveness of any such termination, Owner shall pay to Manager the applicable Termination Fee.

          Section 12.6  Termination of Employees.  In connection with any
          ------------  ------------------------
termination of this Agreement, Manager shall, unless otherwise requested in writing by Owner, give notice of termination of employment to all Project employees containing such information as is required by

Management Agreement

any severance policy applicable to such employees and the provisions of any applicable federal or state plant closing or similar laws. The notice to employees shall be given within ten (10) days after notice of termination of this Agreement is given by Owner or Manager, as the case may be. To the extent Manager satisfies its obligation under the foregoing provisions of this Section
                                                                        -------
12.6, Owner shall bear the severance and related costs of terminating such
----
employees and any failure to comply with the notification requirements of any applicable federal or state plant closing or similar laws in connection with any termination of this Agreement.

          Section 12.7  Termination Assistance.  Upon the termination or
          ------------  ----------------------
expiration of this Agreement, Manager shall (a) assist Owner and the successor management company in a smooth and orderly transition in the management and operation of the Hotel in a manner consistent with past practices for daily operations, (b) provide the successor management company with Hotel information, including, without limitation, employee records, sales records, and definite and tentative bookings whether maintained at the Hotel or elsewhere, (c) continue to operate the Hotel in a manner consistent with prior operations through the termination date, including, without limitation, marketing of the Hotel, soliciting advanced bookings, and rendering marketing services to the extent then provided under this Agreement through the termination date, (d) surrender, assign and transfer to Owner, without recourse, to the extent assignable and transferable, all of Manager's rights, titles and interest, if any, in or to all Governmental Permits relating specifically to the Hotel (or, if not assignable, terminate the same at Owner's request) and in all bank accounts, bank agreements and other similar instruments used in the daily operation of the Hotel, (e) transfer the Operating Accounts, and (f) specifically identify all property Manager intends to remove from the Hotel.

                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

          Section 13.1  Use of Names.  (a) During the Term of this Agreement,
          ------------  ------------
the Project shall at all times be known and designated under such name as Owner may determine and as may be approved by Manager (which approval shall not be unreasonably withheld or delayed). Initially, the Project shall be known as "Homegate Studios & Suites." Owner represents and warrants to Manager that, to the best of Owner's knowledge, the name "Homegate Studios & Suites" and any other name or names by which the Project shall be known and designated are, and shall be, owned by Owner or Owner has, and shall have, the right to use such name without infringing any rights of any other party. Without limiting the provisions of Section 8.4(b), Owner shall indemnify Manager and Manager's
              --------------
shareholders and Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities, costs and expenses (including, but not limited to, attorneys' fees) arising out of or incurred in connection with any such infringement or

Management Agreement

claim of such infringement. Such indemnity shall survive any termination or expiration of this Agreement and shall be binding upon Owner and its successors and assigns.

          (b) Owner agrees that the name, trade name, trademark and service mark "Wyndham," when used alone or in conjunction with some other emblem, design, slogan, word or words, and all other trademarks, service marks, trade names and names owned in whole or in part by Manager or an Affiliate of Manager, when used alone or in conjunction with some other design, emblem, slogan, word or words, are the exclusive property of Manager or such Affiliate, as the case may be, and shall not be used by Owner in any manner. Accordingly, Owner agrees that no right or remedy of Owner for any default of Manager or delivery or possession of the Project to Owner upon the expiration or sooner termination of this Agreement, shall confer, nor shall any provisions of this Agreement confer, upon the Owner or any person acquiring an interest in Owner or the Project, the right to use the name "Wyndham," either alone or in conjunction with some other emblem, design, slogan, word or words, or any other name, trade name, trademark or service mark owned in whole or in part by Manager or any of its Affiliates, either alone or in conjunction with some other design, emblem, slogan, words or words, in the use and operation of the Project or any other property.

          (c) Manager agrees that it has no ownership rights in the name "Homegate Studios & Suites" and that such name is, and shall remain upon expiration or termination of this Agreement, the exclusive property of Owner.

          (d) In the event of any breach of this Section by Owner or Manager, then the other party shall be entitled to damages, relief by injunction and to any other right or remedy at law or equity. The provisions of this Section shall survive the expiration or sooner termination of this Agreement and shall be binding upon Owner and Manager, and their respective successors and assigns.

          Section 13.2  Limitations on Ability to Perform.  Notwithstanding any
          ------------  ---------------------------------
other provision in this Agreement to the contrary, Manager or Owner shall be excused from the performance of its obligations under this Agreement (i) to the extent and whenever Manager or Owner shall be prevented from such compliance by Force Majeure (but this clause (i) shall not apply to any payment obligation),
(ii) to the extent of any breach by the other party of any material provision of this Agreement, including but not limited to a breach by Owner of any of its obligations under Sections 3.2 and 3.3 of this Agreement, and (iii) in the case
                  --------------------
of excusing Manager only, to the extent and whenever there is provided in this Agreement a limitation upon the ability of Manager to expend funds in respect of the Project.

Management Agreement

          Section 13.3  Negation of Partnership or Joint Venture.  Nothing in
          ------------  ----------------------------------------
this Agreement shall constitute or be construed to constitute or create a partnership, joint venture or lease between Owner and Manager with respect to the Project.

          Section 13.4  Right to Make Agreement.  Each party warrants and
          ------------  -----------------------
represents, with respect to itself, that neither the execution of this Agreement nor performance of the obligations contemplated hereby shall violate any Legal Requirement, result in or constitute a breach or default under any indenture, contract or other commitment or restriction to which it is a party or by which it is bound, or require any consent, vote or approval which has not been obtained, or at the appropriate time shall not have been given or obtained.
Each party covenants that it has and will continue to have throughout the Term full right and authority to enter into this Agreement and to perform its obligations hereunder and each party agrees to supply to the other party upon request evidence of such right and authority.

          Section 13.5  Further Assurances.  Each party hereto will execute and
          ------------  ------------------
acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be requested by the other party hereto in order to carry out the intent of this Agreement and to perfect or give further assurances of any of the rights granted or provided for herein.

          Section 13.6  Form of Documents and Evidence.  Each written instrument
          ------------  ------------------------------
or other document required by this Agreement to be furnished to either party shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as the recipient may require) and, in the case of affidavits, waivers and similar sworn instruments, duly sworn to and subscribed before a notary public or similar public official authorized to act in the premises by Governmental Authority and shall be furnished to recipient in one or more copies as required by the recipient and shall in all respects be in form and substance reasonably satisfactory to the recipient. Where evidence of the existence or non-existence of any circumstance or condition is required by this Agreement to be furnished to either party, such evidence shall in all respects be in form and substance reasonably satisfactory to the recipient.

          Section 13.7  Approvals by Manager.  Owner and Manager agree that
          ------------  --------------------
whenever Manager is required to give its approval of plans, specifications, budgets, drawings, schedules or financing, pursuant to this Agreement or otherwise, such approval shall not imply or be deemed to constitute an opinion by Manager nor impose upon Manager any responsibility for the design or construction of the Hotel or any part thereof, including but not limited to its structural integrity and/or life safety requirements, compliance with Legal Requirements, or the adequacy of any such budgets or financing. All reviews and approvals by Manager under the terms of this Agreement or otherwise

Management Agreement

are for the sole and exclusive benefit of Manager and no other person or party shall have the right to rely on any such reviews or approvals. Manager shall have absolute right, in its sole discretion, to waive any such reviews or approvals required under this Agreement.

          Section 13.8  Sale of Securities.  In the event Owner, or any
          ------------  ------------------
Affiliate of Owner, shall at any time, sell or offer to sell any securities in any way relating to the Project, through the medium of any prospectus or otherwise, it shall do so only in compliance with all applicable Legal Requirements and shall clearly disclose to all purchasers and offerees that (i) neither Manager nor any of its partners nor any of their respective officers, directors, agents or employees shall in any way be deemed an issuer or underwriter of said securities, and (ii) Manager and said partners, officers, directors, agents and employees have not assumed and shall not have any liability arising out of or relating to the sale or offer of said securities, including but not limited to any liability or responsibility for any financial statements, projections or other financial information contained in the prospectus or similar written or oral communication. Manager shall have the right to reasonably approve any description of Manager, or any description of this Agreement or of the Owner's relationship with Manager hereunder, which may be contained in any prospectus or other communication, and Owner further agrees to furnish copies of all such materials to Manager for such purpose at a time that will allow for a reasonable review period by Manager prior to delivery thereof to any prospective purchaser.

          Section 13.9  Third Party Beneficiaries.  This Agreement has been made
          ------------  -------------------------
and entered into for the sole protection and benefit of the Manager and Owner and their respective successors and assigns (but in the case of assigns, so long as any such assignment has been made in accordance with this Agreement), and no other person or entity shall have any right or action under this Agreement, except as otherwise expressly provided in Section 8.4.
                                          -----------

          Section 13.10  Notices.  All notices to be given hereunder shall be in
          -------------  -------
writing, and all payments to be made hereunder shall be by check, and may be given, served or made by depositing the same in the United States mail addressed to the party to be notified, postpaid and registered or certified with return receipt requested, or by delivering the same in person to such party. Notice deposited in the mail in accordance with the provisions hereof shall be deemed to have been given on the fourth day next following the date postmarked on the envelope containing such notice, or when actually received, whichever is earlier. Notice given in any other manner shall be effective only if and when received by the party to be notified. Copies of all notices given to Manager regarding defaults shall be delivered in the manner provided above to M. Charles Jennings, Esq., Locke Purnell Rain Harrell, Suite 2200, 2200 Ross Avenue, Dallas, Texas 75201. All notices to be given to the parties hereto shall be sent to or delivered at the addresses set forth at the beginning of this Agreement. By giving the other party at least fifteen (15) days written notice thereof, each

Management Agreement

party hereto shall have the right to change its address and specify as its new address for the purposes hereof any other address in the United States of America.

          Section 13.11  Waiver.  No consent or waiver, express or implied, by
          -------------  ------
either party to this Agreement to or of any breach or default by the other in the performance of any obligations hereunder shall be deemed or construed to be consent or waiver to or of any other breach or default by such party hereunder. Except as otherwise provided herein, failure on the part of any party hereto to complain of any act or failure to act by the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

          Section 13.12  Counterparts.  This Agreement may be executed in one or
          -------------  ------------
more counterparts, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

          Section 13.13  Captions.  The captions used for the Articles and
          -------------  --------
Sections in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or the intent of this Agreement or any Article or Section hereof.

          Section 13.14  Gender.  Unless the context clearly indicates to the
          -------------  ------
contrary, words singular or plural in number shall be deemed to include the other and pronouns having a neuter, masculine or feminine gender shall be deemed to include the others. The term "person" shall be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and governmental agency or subdivision, as the context shall require.

          Section 13.15  Unenforceable Provisions.  In the event any provision
          -------------  ------------------------
of this Agreement is declared or adjudged to be unenforceable or unlawful by any Governmental Authority, then such unenforceable or unlawful provision shall be excised herefrom, and the remainder of this Agreement, together with all rights and remedies granted thereby, shall continue and remain in full force and effect.

          Section 13.16  Cumulative Remedies.  All rights, powers, remedies,
          -------------  -------------------
benefits and privileges available under any provision of this Agreement to any party hereunder are in addition to and cumulative of any and all rights, powers, remedies, benefits and privileges available to such party under all other provisions of this Agreement, at law or in equity.

          Section 13.17  Entire Agreement.  This Agreement constitutes the
          -------------  ----------------
entire agreement between the parties hereto with respect to the matters covered hereby. All prior negotiations, representations

Management Agreement

and agreements with respect thereto not incorporated in this Agreement are hereby canceled. This Agreement can be modified or amended only by a written document duly executed by the parties hereto or their duly appointed representatives.

          Section 13.18  Governing Law.  This Agreement shall be governed by and
          -------------  -------------
construed under the laws of the State of Texas and the United States of America.

          Section 13.19  Exhibits.  Exhibits referred to in this Agreement and
          -------------  --------
attached hereto are incorporated herein in full by this reference as if each of such exhibits were set forth in the body of this Agreement and duly executed by the parties hereto.

          Section 13.20 Confidentiality.  Owner agrees not to disclose the terms
          ------------- ---------------
or conditions of this Agreement to any person other than a Permitted Person (as hereinafter defined), provided, however, that the restrictions of this Section
                                                                       -------
13.20 shall not apply to any information required to be disclosed by applicable
-----
law or to information that becomes public other than by virtue of a breach of this Section. For purposes of this Section, the term "Permitted Person" shall mean (i) the partners, shareholders, directors, officers and employees of Owner,
(ii) accountants, attorneys, consultants and other professionals engaged to render services in connection with the Project and (iii) lenders, potential lenders, potential investors, potential underwriters and potential purchasers of the Project. Permitted Persons shall be informed of the confidential nature of the information disclosed to them.

          Section 13.21  Limitation on Recourse.  Manager agrees that, in
          -------------  ----------------------
connection with the enforcement of any obligations of Owner hereunder in respect of any period during which Extended Stay Limited Partnership is the Owner hereunder, it will not look to, or seek to recover from, any assets of Crow Family, Inc. other than the interest of Crow Family, Inc. in ESH Partners, L.P. (or any successor thereto) or any assets of Greystar Holdings, Inc. other than the interest of Greystar Holdings, Inc. in JMI/Greystar Extended Stay Partners, L.P. (or any successor thereto). The foregoing shall not otherwise limit Manager's recourse to Extended Stay Limited Partnership, any general partner in Extended Stay Limited Partnership or any of their respective assets.

Management Agreement

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                      EXTENDED STAY LIMITED PARTNERSHIP, a
                                      Delaware limited partnership
                                      By:  JMI/Greystar Extended Stay Partners,
                                           L.P., a Delaware limited partnership
                                      By:  Greystar Holdings, Inc., a Delaware
                                           corporation, its sole general partner

                                           By:
                                           Name:
                                           Title:


                                      WYNDHAM MANAGEMENT CORPORATION,
                                      a Delaware corporation ("Manager")



                                      By:
                                           -----------------------------------
                                      Name:
                                             ----------------------------
                                      Title:
                                             ----------------------------

Management Agreement

                                   EXHIBIT B
                                   ---------

                                   INSURANCE
                                   ---------


          A. Pursuant to Section 8.1 of the Management Agreement ("Agreement") made and entered into as of ______________, 199__ by and between ___________________ (the "Owner") and Wyndham Management Corporation (the "Manager"), subject to reasonable availability, Manager shall procure and maintain insurance in respect of the Project (as that term is defined in the Agreement), at Owner's expense, as follows:

          1. Property damage insurance in an amount not less than that stipulated by Owner covering all real and personal property, which insurance shall be written on an "all risks" and replacement cost form;

          2. Boiler and machinery coverage insuring against damage to, and against loss or damage caused by an accident or occurrence arising from or related to, boilers, heating apparatus, pressure vessels and pipes, air conditioning apparatus and electrical equipment, which insurance coverage shall be written on a standard, broad form boiler and machinery policy (on a blanket or comprehensive basis) and shall include "repair and replacement" coverage;

          3. Commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence/$3,000,000.00 aggregate, insuring against liability for bodily injury and property damage and, including without limitation, the following coverage:

                         a)  premises and operations liability;

                         b)  independent contractors liability;

                         c)  product/completed operations liability;

                         d)  broad form property damage liability;

                         e) blanket contractual liability with respect to all contracts, written and oral;

                         f)  personal injury liability;

                         g)  liquor liability, if applicable;

                         h)  incidental malpractice liability; and

Management Agreement

              i)  garagekeepers legal liability, if applicable.

          4. If there are any owned vehicles, comprehensive automobile liability insurance in an amount not less than $1,000,000.00 per occurrence covering liability for bodily injury and property damage arising out of the ownership, maintenance or use of all private passenger and commercial vehicles and other equipment required to be licensed for road use;

          5. Innkeeper's legal liability insurance covering the property of premises guests in an amount not less than $10,000.00 per guest and $250,000.00 per occurrence;

          6. Safe depository insurance in an amount not less than $250,000.00 per occurrence;

          7. Business interruption insurance written on an "all risks" form either as endorsements to the policies satisfying (1) and (2) above or on a separate policy, such insurance to include specific coverage for Manager's Management Fee calculated based on the Gross Revenues used as the basis for calculation of the business interruption insurance award and specific coverage for any Termination Fee in the event there is 100% constructive loss; and

          8. Broad form umbrella/excess liability insurance, which shall cover defense costs on a "first dollar" basis and shall provide coverage not less than "following form" in respect of all underlying coverages, in an amount not less than $25,000,000.00 covering against excess liability over coverages provided by all primary general liability, automobile liability and employers' liability insurance policies.

     B. In addition, Owner and Manager agree that, subject to reasonable availability, Manager shall maintain the following insurance with respect to Project employees, agents and servants, at Owner's expense:

          1. Workers' compensation insurance complying with the statutory workers' compensation law for the state in which the Project is located; provided, however, that, with the approval of Owner pursuant to the Annual Plan or otherwise and so long as such election is permitted by applicable law, Manager may elect, in lieu of subscribing to any worker's compensation coverage under the law of any state, to procure and maintain an excess indemnity policy (or alternate coverage) covering each claim formerly covered by such law. Such policy will provide legal liability coverage, including, to the extent permitted by law, punitive damages and proportionate share of defense costs, over a retention by Owner of $500,000 per occurrence, with a policy limit of $5,000,000 per occurrence. Manager also

Management Agreement

     shall procure and maintain an excess umbrella liability policy covering, among other things, any losses from claims in excess of $5,000,000, up to $25,000,000 in the aggregate. If at any time Manager determines that subscribing to coverage under any applicable state's law would be more economical than the foregoing procedures, or if subscribing to any such coverage is required by law, then Manager shall do so and shall obtain statutory workers compensation, employers liability and such other insurance coverage as is required thereunder, provided that Owner consents to any such change not required by law;

              2. Employer's liability insurance in an amount not less than $500,000.00 covering against liability in respect of employees, agents and servants not covered by workers' compensation insurance and against occupational disease benefits; an d

              3. Employee fidelity insurance in an amount not less than $1,000,000.00.

              4. Employment practices insurance in an amount not less than $1,000,000 per claim/aggregate.

Manager shall also maintain such other insurance as Manager shall deem necessary for operation of the Project, with the prior approval of Owner.

          C. All insurance procured and maintained pursuant to the Agreement shall have such deductibles, limits and coverages, and shall otherwise be in such form, as Owner and Manager shall agree. However, Owner assumes all responsibility and risks with respect to the adequacy of insurance in respect of the Hotel.

          D. All insurance policies procured and maintained pursuant to the Agreement shall have attached thereto an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Owner and Manager.

          E. All property damage insurance procured and maintained pursuant to the Agreement, including, without limitation, insurance procured and maintained pursuant to A(1), A(2) and A(7) above, shall name Owner and Manager as insureds and shall provide for the payment of losses thereunder to Owner and Manager as their respective interests shall appear thereon. All liability insurance procured and maintained pursuant to the Agreement, including without limitation, the policies procured and maintained pursuant to A(3), (4), (5), (6) and (8), shall name Owner, Manager, their Affiliates and their and their Affiliates' respective shareholders, partners, directors, officers, agents and employees as insureds. All policies of Workers Compensation and Employers Liability pursuant to B (1) and (2) shall include a waiver of subrogation in favor of Owner.

Management Agreement

          F. Any insurance procured and maintained pursuant to the Agreement by either party may be effected under policies of blanket insurance which may cover other properties managed or owned by such party.